Exhibit 99.2

Quarterly Supplemental Information

December 31, 2011

Corporate Headquarters	Institutional Analyst Contact	Investor Relations

11695 Johns Creek Parkway, Suite 350	Telephone: 770.418.8592	Telephone: 866.354.3485
Johns Creek, GA 30097	research.analysts@piedmontreit.com	investor.services@piedmontreit.com
Telephone: 770.418.8800		www.piedmontreit.com

Piedmont Office Realty Trust, Inc.

Quarterly Supplemental Information

Index

Page

Introduction
Corporate Data	3
Investor Information	4
Financial Highlights	5-9
Key Performance Indicators	10

Financials
Balance Sheet	11
Income Statements	12-13
Funds From Operations / Adjusted Funds From Operations	14
Same Store Analysis	15-16
Capitalization Analysis	17
Debt Summary	18
Debt Detail	19
Debt Analysis	20

Operational & Portfolio Information - Office Investments
Tenant Diversification	21
Tenant Credit Rating & Lease Distribution Information	22
Leased Percentage Information	23
Rental Rate Roll Up / Roll Down Analysis	24
Lease Expiration Schedule	25
Annual Lease Expirations	26
Capital Expenditures & Commitments	27
Contractual Tenant Improvements & Leasing Commissions	28
Geographic Diversification	29
Geographic Diversification by Location Type	30
Industry Diversification	31
Property Investment Activity	32
Value-Add Activity	33

Other Investments
Other Investments Detail	34

Supporting Information
Definitions	35-36
Research Coverage	37
Non-GAAP Reconciliations & Other Detail	38-41
Risks, Uncertainties and Limitations	42

Please refer to page 42 for a discussion of important risks related to the business of Piedmont Office Realty Trust, as well as an investment in its securities, including risks that could cause actual results and events to differ materially from results and events referred to in the forward-looking information. Considering these risks, uncertainties, assumptions, and limitations, the forward-looking events contained in this supplemental reporting package might not occur.

Certain prior period amounts have been reclassified to conform to the current period financial statement presentation. In addition, many of the schedules herein contain rounding to the nearest thousands or millions and, therefore, the schedules may not total due to this rounding convention.

Piedmont Office Realty Trust, Inc.

Corporate Data

Piedmont Office Realty Trust, Inc. (“Piedmont” or the “Company”) (NYSE: PDM) is a fully-integrated and self-managed real estate investment trust (“REIT”) specializing in the acquisition, ownership, management, development and disposition of primarily high-quality Class A office buildings located predominantly in large U.S. office markets and leased principally to high-credit-quality tenants. Approximately 82% of our Annualized Lease Revenue (“ALR”)(1) is derived from our office properties located within the ten largest U.S. office markets, including Chicago, Washington, D.C., the New York metropolitan area, Boston and greater Los Angeles. Since its first acquisition in 1998, the Company has acquired $5.9 billion of office and industrial properties (inclusive of joint ventures) through December 31, 2011. Rated as an investment-grade company by Standard & Poor’s and Moody’s, Piedmont has maintained a low-leverage strategy while acquiring its properties.

This data supplements the information provided in our reports filed with the Securities and Exchange Commission and should be reviewed in conjunction with such filings.

	As of December 31, 2011	As of December 31, 2010

Number of properties (2)	79	75

Rentable square footage (in thousands) (2)	20,942	20,408

Percent leased (3)	86.5%	89.2%

Percent leased - stabilized portfolio (4)	89.1%	89.9%

Capitalization (in thousands):

Total gross debt - principal amount outstanding	$1,472,525	$1,402,525

Equity market capitalization (5)	$2,941,611	$3,477,342

Total market capitalization (5)	$4,414,136	$4,879,867

Total gross debt / Total market capitalization	33.4%	28.7%

Total gross debt / Total gross assets	27.5%	26.6%

Common stock data

High closing price during quarter	$17.50	$20.31

Low closing price during quarter	$15.42	$18.25

Closing price of common stock at period end	$17.04	$20.14

Weighted average fully diluted shares outstanding (in thousands) (6)	172,981	170,967

Shares of common stock issued and outstanding (in thousands)	172,630	172,658

Rating / outlook
Standard & Poor’s	BBB/Stable	BBB/Stable
Moody’s	Baa2/Stable	Baa2/Stable

Employees (7)	116	110

(1)	The definition for Annualized Lease Revenue can be found on page 35.
(2)

As of December 31, 2011, our office portfolio consisted of 79 properties (exclusive of our equity interests in five properties owned through unconsolidated joint ventures and our two industrial properties). During the fourth quarter of 2011, we sold our ownership interest in 35 West Wacker Drive, a 1,118,000 square foot property located in Chicago, IL, and we purchased 400 TownPark, a 176,000 square foot property located in Lake Mary, FL. For additional detail on asset transactions during 2011, please refer to page 32.

(3)

Calculated as leased square footage on December 31, 2011 plus square footage associated with executed new leases for currently vacant spaces divided by total rentable square footage, expressed as a percentage. This measure is presented for our 79 office properties and excludes industrial and unconsolidated joint venture properties. Please refer to page 23 for additional analyses regarding Piedmont’s leased percentage.

(4)	Please refer to page 33 for information regarding value-add properties, data for which is removed from stabilized portfolio totals.
(5)	Based on a share price of $17.04 as of December 31, 2011.
(6)	Weighted average fully diluted shares outstanding are presented on a year-to-date basis for each period.
(7)	During 2011, the company hired a regional manager and additional staff for its New York, NY office. The opening of this office is the primary reason for the increase in number of employees.

Piedmont Office Realty Trust, Inc.

Investor Information

Corporate

11695 Johns Creek Parkway, Suite 350, Johns Creek, Georgia 30097

770.418.8800

www.piedmontreit.com

Executive and Senior Management

Donald A. Miller, CFA	Robert E. Bowers	Laura P. Moon
Chief Executive Officer, President and Director	Chief Financial Officer, Executive Vice President, Secretary, and Treasurer	Chief Accounting Officer and Senior Vice President

Raymond L. Owens	Carroll A. Reddic, IV
Executive Vice President - Capital Markets	Executive Vice President - Real Estate Operations, Assistant Secretary

Board of Directors

W. Wayne Woody	Donald A. Miller, CFA	Frank C. McDowell
Director, Chairman of the Board of Directors and Chairman of Audit Committee	Chief Executive Officer, President and Director	Director and Vice Chairman of the Board of Directors

Wesley E. Cantrell	Michael R. Buchanan	Donald S. Moss
Director and Chairman of Governance Committee	Director and Chairman of Capital Committee	Director and Chairman of Compensation Committee

Jeffery L. Swope	Raymond G. Milnes, Jr.	William H. Keogler, Jr.
Director	Director	Director

Transfer Agent	Corporate Counsel

Bank of New York Mellon Shareowner Services	King & Spalding
P.O. Box 358010 Pittsburgh, PA 15252-8010 Phone: 866.354.3485	1180 Peachtree Street, NE Atlanta, GA 30309 Phone: 404.572.4600

Piedmont Office Realty Trust, Inc.

Financial Highlights

As of December 31, 2011

On January 22, 2010, we filed an amendment to our charter to effect a recapitalization of our common stock as described further in our Securities and Exchange Commission (“SEC”) filings. The recapitalization had the effect of a one-for-three reverse stock split. All prior period per share data has been restated to give net effect to this one-for-three reverse stock split.

Financial Results (1)

-  Funds from operations (FFO) for the quarter ended December 31, 2011 was $65.9 million, or $0.38 per share (diluted), compared to $67.9 million, or $0.39 per share (diluted), for the same quarter in 2010. FFO for the twelve months ended December 31, 2011 was $271.3 million, or $1.57 per share (diluted), compared to $281.3 million, or $1.65 per share (diluted), for the same period in 2010. The decrease in FFO for the three months ended December 31, 2011 as compared to the same period in 2010 was principally related to lower termination income in the fourth quarter of 2011 and reduced tenant reimbursements due to a decrease in year-over-year leased percentage; these items were partially offset by increased rental income contributed from properties acquired during the last year and reduced general and administrative costs attributable to lower transfer agent expenses. The decrease in FFO for the twelve months ended December 31, 2011 as compared to the same period in 2010 was principally related to increased property operating costs associated with newly acquired properties and reduced termination fee income in 2011; these items were partially offset by the same transfer agent expense savings mentioned above.

-  Core funds from operations (Core FFO) for the quarter ended December 31, 2011 was $65.3 million, or $0.38 per share (diluted), compared to $68.2 million, or $0.39 per share (diluted), for the same quarter in 2010. Core FFO for the twelve months ended December 31, 2011 was $271.6 million, or $1.57 per share (diluted), compared to $281.9 million, or $1.65 per share (diluted), for the same period in 2010. The decrease in Core FFO for the three and the twelve months ended December 31, 2011 as compared to the same periods in 2010 was principally related to the items described for changes in FFO above. Incremental differences relate to the add back of acquisition-related expenses and the deduction of the gain on early extinguishment of debt associated with the discounted payoff of a portion of the debt related to 500 West Monroe Street in 2011.

-  Adjusted funds from operations (AFFO) for the quarter ended December 31, 2011 was $44.7 million, or $0.26 per share (diluted), compared to $42.0 million, or $0.24 per share (diluted), for the same quarter in 2010. AFFO for the twelve months ended December 31, 2011 was $202.6 million, or $1.17 per share (diluted), compared to $228.7 million, or $1.34 per share (diluted), for the same period in 2010. The increase in AFFO for the three months ended December 31, 2011 as compared to the same period in 2010 was primarily related to a decrease in non-incremental capital expenditures, offset somewhat by the items described for the negative FFO variance above. The decrease in AFFO for the twelve months ended December 31, 2011 as compared to the same period in 2010 was primarily due to increased capital expenditures in 2011 associated with increased leasing activity.

-  During the quarter ended December 31, 2011, the Company paid to shareholders a quarterly dividend in the amount of $0.315 per share for its common stock. The Company’s dividend payout percentage for the twelve months ended December 31, 2011 was 80% of Core FFO and 107% of AFFO.

Operations

- On a same store square footage leased basis, our portfolio was 88.3% leased as of December 31, 2011 as compared to 89.1% leased as of December 31, 2010. On a square footage leased basis, our total office portfolio was 86.5% leased as of December 31, 2011, as compared to 89.2% as of December 31, 2010. The decrease in the office portfolio leased percentage during the last several quarters is primarily related to the addition to the portfolio of several properties with significant vacancies, including 500 West Monroe Street in Chicago, IL, 1200 Enclave Parkway in Houston, TX, The Medici in Atlanta, GA, Suwanee Gateway One in Suwanee, GA, and 400 TownPark in Lake Mary, FL. Removing these value-add properties from the total portfolio statistics results in an 89.1% leased rate for our stabilized assets at December 31, 2011 as compared to an 89.9% leased rate at December 31, 2010. The primary reason for the decline in the leased rate for our stabilized assets between December 31, 2010 and December 31, 2011 is the net loss of 250,000 leased square feet associated with the Zurich American Insurance Company lease expiration at Windy Point II in Schaumburg, IL. Please refer to page 23 for additional information.

-  The weighted average remaining lease term of our portfolio was 6.4 years(2) as of December 31, 2011 as compared to 5.8 years at December 31, 2010.

-  During the three months ended December 31, 2011, the Company completed 939,000 square feet of leasing at our 79 consolidated office properties. We executed renewal leases for 358,000 square feet and new tenant leases for 581,000 square feet, bringing the year-to-date total office leasing activity to 3,869,000 square feet for our wholly-owned portfolio and 3,966,000 square feet including leasing activity associated with our joint venture properties. We did not execute any new leases during the year for our two industrial properties. The average committed capital cost for our wholly-owned portfolio was $5.40 per square foot per year of lease term in 2011. Average committed capital cost per square foot per year of lease term for renewal leases signed during the twelve months ended December 31, 2011 was $5.11 and average committed capital cost per square foot per year of lease term for new leases signed during the same time period was $5.76. During the year, we completed two large, 15-year lease renewals with significant capital commitments: NASA at Two Independence Square in Washington, D.C. and GE at 500 West Monroe Street in Chicago, IL. If the costs associated with these renewals were to be removed from the average committed capital cost calculation, the average committed capital cost per square foot per year of lease term for renewal leases would be $2.80, consistent with our historical average.

-  During the three months ended December 31, 2011, we retained(3) tenants for 67% of the square footage associated with expiring leases. During the twelve months ended December 31, 2011, we retained tenants for 70% of the square footage associated with expiring leases. This result compares to a 72% retention rate for the year ended December 31, 2010.

(1) FFO, Core FFO and AFFO are supplemental non-GAAP financial measures. See pages 35-36 for definitions of non-GAAP financial measures. See pages 14 and 38 for reconciliations of FFO, Core FFO and AFFO to Net Income.

(2) Remaining lease term (after taking into account leases for vacant spaces which had been executed but not commenced as of December 31, 2011) is weighted based on Annualized Lease Revenue, as defined on page 35.

(3) Piedmont defines a retained tenant to include an existing tenant/occupant signing a lease for the premises it currently occupies or a tenant whose occupancy of a space is structured in a way to eliminate downtime for the space. Excluding the Zurich American Insurance Company lease expiration at Windy Point II in Schaumburg, IL, our retention rate for the twelve months ended December 31, 2011, would have been 74%.

Piedmont Office Realty Trust, Inc.

Financial Highlights

As of December 31, 2011

-	During the three months ended December 31, 2011, we executed six office leases greater than 20,000 square feet. Please see information on those leases listed below.

Tenant Name	Property	Property Location	Square Feet Leased	Expiration Year	Lease Type
General Electric Capital Corporation	500 West Monroe Street	Chicago, IL	371,097	2027	Renewal /Expansion
US Foods, Inc.	River Corporate Center	Tempe, AZ	133,225	2025	New
Schlumberger Technology Corporation	1200 Enclave Parkway	Houston, TX	105,432	2024	New
Synchronoss Technologies, Inc.	200 Bridgewater Crossing	Bridgewater, NJ	78,581	2023	New
United Healthcare Services, Inc.	Aon Center	Chicago, IL	54,634	2023	New
Crawford & Company	Fairway Center II	Brea, CA	23,035	2017	New

Piedmont Office Realty Trust, Inc.

Financial Highlights

As of December 31, 2011

Leasing Update

-	As of September 30, 2011, there were six tenants whose leases contributed greater than 1% to our Annualized Lease Revenue and were scheduled to expire during the fourth quarter of 2011 or the eighteen month period following the end of the fourth quarter of 2011. Information regarding the leasing status of the spaces associated with those tenants’ leases is presented below.

Tenant Name	Property	Property Location	Square Footage (1)	Percentage of Current Quarter Annualized Lease Revenue (%)	Expiration (2)	Current Leasing Status
Kirkland & Ellis	Aon Center	Chicago, IL	331,887	1.8%	Q4 2011	Kirkland & Ellis is vacating. KPMG has leased 69% of the space currently leased to Kirkland & Ellis beginning in August 2012. United Healthcare has leased 16% of the space currently leased to Kirkland & Ellis beginning in September 2012. The remaining 15% of the Kirkland & Ellis space is being actively marketed for lease.
Marsh USA	500 West Monroe Street	Chicago, IL	173,290	1.2%	Q4 2011	Piedmont acquired the property in March 2011 with the knowledge that Marsh would vacate the building at the end of their lease term. Approximately 53,000 square feet of Marsh’s current space has been leased by GE; GE has the option during the first two years of the new lease term to expand up to an additional 81,000 square feet in space formerly occupied by Marsh. The Company is actively marketing the uncommitted space for lease. Please see GE discussion below.
Sanofi—aventis US	200 Bridgewater Crossing	Bridgewater, NJ	221,491	1.6%	Q1 2012	The tenant will be vacating at lease expiration. The Company is in advanced negotiations with two tenants to lease a majority of the space currently leased by the tenant. The 221,000 square feet currently leased by the tenant is net of a partial lease termination to accommodate the 78,581 square foot lease with Synchronoss Technologies signed during the fourth quarter of 2011.
	400 Bridgewater Crossing	Bridgewater, NJ	77,803	0.5%	Q1 2012	The tenant will be vacating at lease expiration. The Company has fully leased all space currently leased by the tenant at the building. Approximately 39,000 square feet will be taken by Futurewei Technologies (“Huawei”), while the balance will be leased by Savient Pharmaceuticals under a lease that was executed subsequent to quarter end.
United States of America (National Park Service)	1201 Eye Street	Washington, D.C.	219,750	1.8%	Q3 2012	Preliminary discussions with the GSA have commenced. The Company is awaiting the release of an official solicitation for offers from the GSA, a key component of the Government’s space acquisition process.
GE	500 West Monroe Street	Chicago, IL	311,387	1.9%	Q4 2012	During the fourth quarter of 2011, a 371,000 square foot lease renewal and expansion was executed. (3) The tenant has rights to expand by up to 81,000 square feet during the first two years of the new lease term.
Comptroller of the Currency	One Independence Square	Washington, D.C.	333,815	3.6%	Q2 2013	The tenant is expected to vacate at lease expiration. The Company is actively marketing the space for lease.

(1) Square footage represents the total square footage leased by the tenant at the building expiring during the expiration quarter.

(2) The lease expiration date presented is that of the majority of the space leased to the tenant at the building.

(3)

Approximately 79,000 square feet of the 371,000 square feet is must-take space; approximately 53,000 square feet must be taken a year after the renewal commencement and approximately 26,000 square feet must be taken two years after the renewal commencement.

Piedmont Office Realty Trust, Inc.

Financial Highlights

As of December 31, 2011

Financing and Capital Activity

-  As of December 31, 2011, our ratio of gross debt to total gross assets was 27.5%, our ratio of gross debt to gross real estate assets was 31.9%, and our ratio of gross debt to total market capitalization was 33.4%. These debt ratios are based on total principal amount outstanding for our various loans at December 31, 2011. Subsequent to quarter end, we repaid the $140 million loan secured by 500 West Monroe Street. Our pro forma leverage ratios, after adjusting for the repayment of that debt, are: 25.5% for gross debt to total gross assets, 29.8% for gross debt to gross real estate assets, and 31.2% for gross debt to total market capitalization.

-  On November 10, 2011, Piedmont completed the purchase of 400 TownPark, a 176,000 square foot, five-story office building in suburban Orlando, FL. The purchase price was $23.9 million, or $136 per square foot. The construction of the building was completed in 2008 with an efficient, LEED design. The building was 19% leased at acquisition and was 30% leased as of December 31, 2011. It is located within the amenity-rich, mixed-use development of TownPark, which is located adjacent to Interstate 4 in the Lake Mary suburb of Orlando. The building offers the only contiguous block of vacant space over 50,000 square feet in the market. The low cost basis and high-quality construction of the building should afford the Company a competitive advantage in securing a large corporate user as the economy recovers.

-  On December 15, 2011, Piedmont completed the sale of its 96.5% ownership interest in 35 West Wacker Drive, a 1,118,000 square foot, 50-story trophy office building in Chicago, IL. The ownership interest was sold for approximately $387.0 million, which equates to a gross value for the building of $401.0 million, or $359 per square foot. The operating income for the asset is presented in discontinued operations. Piedmont recorded a gain on the sale of its ownership interest in 35 West Wacker Drive of $96.1 million. Through the sale, Piedmont was able to reduce its concentration in Chicago as well as reduce the amount of the Company’s secured debt borrowings, while simultaneously securing an attractive sale price for the ownership interest.

-  On November 17, 2011, Piedmont repaid a $45 million mezzanine loan secured by an equity ownership interest in 500 West Monroe Street located in Chicago, IL. Piedmont was successful in negotiating a $1.1 million discount to the repayment of that obligation which is recorded in gain on early extinguishment of debt in the accompanying financial statements.

-  On November 22, 2011, Piedmont obtained a $300 million, five-year unsecured term loan. The loan has a stated variable interest rate based upon LIBOR and the credit rating of the Company; however, prior to closing on the loan, Piedmont entered into interest rate swap agreements with several counterparties, effectively fixing the interest rate for the loan at 2.69% for the entire five-year term, assuming no credit rating change for the Company. Proceeds from the loan were used to replace a $250 million unsecured term loan which was paid off in June 2011 and for general corporate purposes.

-  On November 2, 2011, the Board of Directors of Piedmont authorized the repurchase of up to $300 million of the Company’s common stock over the next two years. Any repurchases of shares of common stock will depend upon market conditions, as well as other factors, and such repurchases will be made at the discretion of the Company. During the fourth quarter of 2011, the company repurchased 199,400 shares at an average price of $16.24 per share.

-  During the fourth quarter of 2011, Piedmont executed a development contract to construct a 1.4 Megawatt solar canopy at 400 Bridgewater Crossing in Bridgewater, NJ. The project, once completed, will be comprised of 5,850 solar panels. The project represents a $7 million investment in clean energy and complements Piedmont’s existing environmental responsibility initiatives, including its LEED and Energy Star certification efforts.

-  On November 2, 2011, the Board of Directors of Piedmont declared dividends for the fourth quarter of 2011 in the amount of $0.315 per common share outstanding to stockholders of record as of the close of business on December 1, 2011. The dividends were paid on December 22, 2011.

Piedmont Office Realty Trust, Inc.

Financial Highlights

As of December 31, 2011

Subsequent Events

- On January 9, 2012, Piedmont repaid a $140 million loan secured by 500 West Monroe Street in Chicago, IL. The loan was open to prepayment without any yield maintenance requirements. The repayment of the loan allowed Piedmont to further it’s strategic objective of decreasing its secured debt borrowings in relation to its total borrowings. Please see Financing and Capital Activity above for pro forma leverage ratios, which take into account the repayment of this debt.

Guidance for 2012
- The following financial guidance for calendar year 2012 is based on management’s expectations at this time:

Low High
Core Funds from Operations	$234 - $250 million
Core Funds from Operations per diluted share	$1.35 - $1.45

These estimates reflect management’s view of current market conditions and incorporate certain economic and operational assumptions and projections, including the disposition of 35 West Wacker Drive which contributed approximately $0.13 per share of funds from operations in 2011. Actual results could differ from these estimates. Note that individual quarters may fluctuate on both a cash and an accrual basis due to the timing of repairs and maintenance, capital expenditures, capital markets activities and one-time revenue or expense events. In addition, the Company’s guidance is based on information available to management as of the date of this supplemental report.

Piedmont Office Realty Trust, Inc.

Key Performance Indicators

Unaudited (in thousands except for per share data)

This section of our supplemental report includes non-GAAP financial measures, including, but not limited to, Core Earnings Before Interest, Taxes, Depreciation, and Amortization (Core EBITDA), Funds from Operations (FFO), Core Funds from Operations (Core FFO), and Adjusted Funds from Operations (AFFO). Definitions of these non-GAAP measures are provided on pages 35-36 and reconciliations are provided on pages 38-40.

	Three Months Ended
Selected Operating Data	12/31/2011	9/30/2011	6/30/2011	3/31/2011	12/31/2010

Percent leased (1)	86.5%	86.4%	86.5%	87.3%	89.2%

Percent leased - stabilized portfolio (1) (2)	89.1%	88.8%	89.0%	89.4%	89.9%

Rental income	$107,381	$105,878	$104,621	$101,261	$102,137

Total revenues	$137,493	$134,414	$137,165	$132,569	$135,233

Total operating expenses	$104,221	$97,017	$100,729	$91,301	$95,874

Real estate operating income	$33,272	$37,397	$36,436	$41,268	$39,359

Core EBITDA	$82,523	$86,941	$84,729	$88,774	$85,610

Core FFO	$65,270	$69,203	$65,843	$71,281	$68,178

Core FFO per share - diluted	$0.38	$0.40	$0.38	$0.41	$0.39

AFFO	$44,728	$50,988	$50,578	$56,312	$42,046

AFFO per share - diluted	$0.26	$0.29	$0.29	$0.33	$0.24

Gross dividends	$54,441	$54,441	$54,440	$54,387	$54,388

Dividends per share	$0.315	$0.315	$0.315	$0.315	$0.315

Selected Balance Sheet Data

Total real estate assets	$3,704,051	$3,926,638	$3,899,639	$3,892,087	$3,676,828

Total gross real estate assets	$4,615,812	$4,875,854	$4,828,700	$4,804,988	$4,567,326

Total assets	$4,447,834	$4,613,118	$4,560,206	$4,563,272	$4,373,480

Net debt (3)	$1,323,796	$1,600,650	$1,583,812	$1,529,603	$1,333,332

Total liabilities	$1,674,406	$1,896,195	$1,838,983	$1,809,755	$1,600,026

Ratios

Core EBITDA margin (4)	55.8%	59.8%	56.1%	60.6%	56.2%

Fixed charge coverage ratio (5) (6)	4.7 x	4.9 x	4.4 x	5.2 x	4.9 x

Net debt to core EBITDA (6) (7)	4.0 x	4.6 x	4.7 x	4.3 x	3.9 x

(1) Please refer to page 23 for additional leased percentage information.

(2) Please refer to page 33 for additional information on value-add properties, data for which is removed from stabilized portfolio totals.

(3) Net debt is calculated as the total principal amount of debt outstanding minus cash and cash equivalents and escrow deposits and restricted cash. As of the first quarter of 2011, net debt includes $185 million of secured debt associated with 500 West Monroe Street which was acquired March 31, 2011; $45 million of that debt was repaid during the fourth quarter of 2011. Each quarter prior to the fourth quarter of 2011 includes $120 million of debt associated with one sold asset, 35 West Wacker Drive.

(4) Core EBITDA margin is calculated as Core EBITDA divided by total revenues (including revenues associated with discontinued operations).

(5) Fixed charge coverage is calculated as Core EBITDA divided by the sum of interest expense, principal amortization, capitalized interest and preferred dividends. The Company had no capitalized interest, principal amortization or preferred dividends during any of the periods presented.

(6) The change in Piedmont’s debt coverage ratios during 2011 was primarily attributable to $185 million of additional debt assumed with the acquisition of 500 West Monroe Street in March 2011 and the related interest expense; $45 million of this debt was repaid on November 17, 2011, and the remaining $140 million was repaid subsequent to quarter end on January 9, 2012.

(7) Core EBITDA is annualized for the purposes of this calculation.

Piedmont Office Realty Trust, Inc.

Consolidated Balance Sheets

Unaudited (in thousands)

	December 31, 2011	September 30, 2011	June 30, 2011	March 31, 2011	December 31, 2010
Assets:
Real estate, at cost:
Land assets	$640,196	$693,229	$693,962	$688,103	$647,653
Buildings and improvements	3,759,596	3,930,126	3,894,258	3,865,239	3,688,751
Buildings and improvements, accumulated depreciation	(792,342)	(807,917)	(792,881)	(770,147)	(744,756)
Intangible lease asset	198,667	232,973	225,182	238,504	219,770
Intangible lease asset, accumulated amortization	(119,419)	(141,299)	(136,180)	(142,754)	(145,742)
Construction in progress	17,353	19,526	15,298	13,142	11,152

Total real estate assets	3,704,051	3,926,638	3,899,639	3,892,087	3,676,828
Investment in unconsolidated joint ventures	38,181	38,391	41,271	41,759	42,018
Cash and cash equivalents	139,690	16,128	21,404	42,151	56,718
Tenant receivables, net of allowance for doubtful accounts	24,722	32,066	31,143	29,726	28,849
Straight line rent receivable	104,801	110,818	107,463	103,854	105,157
Notes receivable	-	-	-	-	61,144
Due from unconsolidated joint ventures	788	643	537	594	1,158
Escrow deposits and restricted cash	9,039	47,747	32,309	30,771	12,475
Prepaid expenses and other assets	9,911	13,978	14,577	11,967	11,249
Goodwill	180,097	180,097	180,097	180,097	180,097
Deferred financing costs, less accumulated amortization	5,977	4,788	4,396	5,374	5,306
Deferred lease costs, less accumulated amortization	230,577	241,824	227,370	224,892	192,481

Total assets	$4,447,834	$4,613,118	$4,560,206	$4,563,272	$4,373,480

Liabilities:
Line of credit and notes payable	$1,472,525	$1,664,525	$1,637,054	$1,601,112	$1,402,525
Accounts payable, accrued expenses, and accrued capital expenditures	122,986	143,106	126,111	122,769	112,648
Deferred income	27,321	32,514	32,161	38,990	35,203
Intangible lease liabilities, less accumulated amortization	49,037	56,050	43,657	46,517	48,959
Interest rate swap	2,537	-	-	367	691

Total liabilities	1,674,406	1,896,195	1,838,983	1,809,755	1,600,026

Stockholders’ equity (1):
Common stock	1,726	1,728	1,728	1,727	1,727
Additional paid in capital	3,660,420	3,663,155	3,662,522	3,661,570	3,661,308
Cumulative distributions in excess of earnings	(887,790)	(952,370)	(948,956)	(915,543)	(895,122)
Other comprehensive loss	(2,537)	-	(44)	(465)	(691)

Piedmont stockholders’ equity	2,771,819	2,712,513	2,715,250	2,747,289	2,767,222
Non-controlling interest	1,609	4,410	5,973	6,228	6,232

Total stockholders’ equity	2,773,428	2,716,923	2,721,223	2,753,517	2,773,454

Total liabilities, redeemable common stock and stockholders’ equity	$4,447,834	$4,613,118	$4,560,206	$4,563,272	$4,373,480

All classes of common stock outstanding at end of period (1)	172,630	172,827	172,827	172,658	172,658

(1) On January 22, 2010, we filed an amendment to our charter to effect a recapitalization of our common stock as described further in our Securities and Exchange Commission (“SEC”) filings. The recapitalization had the effect of a one-for-three reverse stock split. All prior period per share data has been restated to give net effect to this one-for-three reverse stock split.

Piedmont Office Realty Trust, Inc.

Consolidated Statements of Income

Unaudited (in thousands except for per share data)

	Three Months Ended

	12/31/2011	9/30/2011	6/30/2011	3/31/2011	12/31/2010

Revenues:
Rental income	$107,381	$105,878	$104,621	$101,261	$102,137
Tenant reimbursements	29,512	28,459	30,834	27,074	30,694
Property management fee revenue	281	110	363	830	948
Other rental income	319	(33)	1,347	3,404	1,454

Total revenues	137,493	134,414	137,165	132,569	135,233

Operating expenses:
Property operating costs	55,453	51,062	53,187	49,008	53,458
Depreciation	27,070	26,375	26,061	25,312	25,012
Amortization	15,492	14,907	14,137	10,367	9,806
General and administrative	6,206	4,673	7,344	6,614	7,598

Total operating expenses	104,221	97,017	100,729	91,301	95,874

Real estate operating income	33,272	37,397	36,436	41,268	39,359

Other income (expense):
Interest expense	(16,179)	(16,236)	(17,762)	(15,640)	(15,800)
Interest and other income (expense)	(357)	(91)	(238)	3,459	491
Equity in income of unconsolidated joint ventures	587	485	338	209	630
Gain / (loss) on consolidation of variable interest entity	-	-	(388)	1,920	-
Gain / (loss) on extinguishment of debt	1,039	-	-	-	-

Total other income (expense)	(14,910)	(15,842)	(18,050)	(10,052)	(14,679)

Income from continuing operations	18,362	21,555	18,386	31,216	24,680

Discontinued operations:
Operating income, excluding impairment loss	4,761	2,719	2,645	2,755	4,841
Gain / (loss) on sale of properties	95,901	26,756	-	-	(817)

Income / (loss) from discontinued operations (1)	100,662	29,475	2,645	2,755	4,024

Net income	119,024	51,030	21,031	33,971	28,704

Less: Net income attributable to noncontrolling interest	(4)	(4)	(4)	(4)	(4)

Net income attributable to Piedmont	$119,020	$51,026	$21,027	$33,967	$28,700

Weighted average common shares outstanding - diluted	173,036	173,045	172,986	172,955	172,996

Net income per share available to common stockholders - diluted	$0.69	$0.29	$0.12	$0.20	$0.17

(1) Reflects operating results for 111 Sylvan Avenue in Englewood Cliffs, NJ, which was sold on December 8, 2010, Eastpointe Corporate Center in Issaquah, WA, which was sold on July 1, 2011, 5000 Corporate Court in Holtsville, NY, which was sold on August 31, 2011, and 35 West Wacker Drive in Chicago, IL, which was sold on December 15, 2011.

Piedmont Office Realty Trust, Inc.

Consolidated Statements of Income

Unaudited (in thousands except for per share data)

	Three Months Ended				Twelve Months Ended
	12/31/2011	12/31/2010	Change	Change	12/31/2011	12/31/2010	Change	Change
Revenues:
Rental income	$107,381	$102,137	$5,244	5.1%	$419,141	$408,375	$10,766	2.6%
Tenant reimbursements	29,512	30,694	(1,182)	-3.9%	115,879	114,795	1,084	0.9%
Property management fee revenue	281	948	(667)	-70.4%	1,584	3,212	(1,628)	-50.7%
Other rental income	319	1,454	(1,135)	-78.1%	5,038	6,658	(1,620)	-24.3%

Total revenues	137,493	135,233	2,260	1.7%	541,642	533,040	8,602	1.6%

Operating expenses:
Property operating costs	55,453	53,458	(1,995)	-3.7%	208,711	196,875	(11,836)	-6.0%
Depreciation	27,070	25,012	(2,058)	-8.2%	104,818	97,275	(7,543)	-7.8%
Amortization	15,492	9,806	(5,686)	-58.0%	54,903	38,021	(16,882)	-44.4%
General and administrative	6,206	7,598	1,392	18.3%	24,838	28,388	3,550	12.5%

Total operating expenses	104,221	95,874	(8,347)	-8.7%	393,270	360,559	(32,711)	-9.1%

Real estate operating income	33,272	39,359	(6,087)	-15.5%	148,372	172,481	(24,109)	-14.0%

Other income (expense):
Interest expense	(16,179)	(15,800)	(379)	-2.4%	(65,817)	(66,486)	669	1.0%
Interest and other income (expense)	(357)	491	(848)	-172.7%	2,774	3,486	(712)	-20.4%
Equity in income of unconsolidated joint ventures	587	630	(43)	-6.8%	1,619	2,633	(1,014)	-38.5%
Gain / (loss) on consolidation of variable interest entity	-	-	-	0.0%	1,532	-	1,532	0.0%
Gain / (loss) on extinguishment of debt	1,039	-	1,039	0.0%	1,039	-	1,039	0.0%

Total other income (expense)	(14,910)	(14,679)	(231)	-1.6%	(58,853)	(60,367)	1,514	2.5%

Income from continuing operations	18,362	24,680	(6,318)	-25.6%	89,519	112,114	(22,595)	-20.2%

Discontinued operations:
Operating income, excluding impairment loss	4,761	4,841	(80)	-1.7%	12,880	18,684	(5,804)	-31.1%
Impairment loss	-	-	-	0.0%	-	(9,587)	9,587	100.0%
Gain / (loss) on sale of properties	95,901	(817)	96,718	11838.2%	122,657	(817)	123,474	15113.1%

Income / (loss) from discontinued operations (1)	100,662	4,024	96,638	2401.5%	135,537	8,280	127,257	1536.9%

Net income	119,024	28,704	90,320	314.7%	225,056	120,394	104,662	86.9%

Less: Net income attributable to noncontrolling interest	(4)	(4)	-	0.0%	(15)	(15)	-	0.0%

Net income attributable to Piedmont	$119,020	$28,700	$90,320	314.7%	$225,041	$120,379	$104,662	86.9%

Weighted average common shares outstanding - diluted	173,036	172,996			172,981	170,967

Net income per share available to common stockholders - diluted	$0.69	$0.17			$1.30	$0.70

(1) Reflects operating results for 111 Sylvan Avenue in Englewood Cliffs, NJ, which was sold on December 8, 2010, Eastpointe Corporate Center in Issaquah, WA, which was sold on July 1, 2011, 5000 Corporate Court in Holtsville, NY, which was sold on August 31, 2011, and 35 West Wacker Drive in Chicago, IL, which was sold on December 15, 2011.

Piedmont Office Realty Trust, Inc.

Funds From Operations, Core Funds From Operations and Adjusted Funds From Operations

Unaudited (in thousands except for per share data)

	Three Months Ended		Twelve Months Ended
	12/31/2011	12/31/2010	12/31/2011	12/31/2010
Net income attributable to Piedmont	$119,020	$28,700	$225,041	$120,379

Depreciation (1) (2)	27,287	26,821	110,421	105,107
Amortization (1)	15,531	11,623	60,132	45,334
Impairment loss (1)	-	-	-	9,640
(Gain) / loss on sale of properties (1)	(95,901)	792	(122,773)	792
(Gain) / loss on consolidation of VIE	-	-	(1,532)	-

Funds from operations	65,937	67,936	271,289	281,252

Acquisition costs	372	242	1,347	600
(Gain) / loss on extinguishment of debt	(1,039)	-	(1,039)	-

Core funds from operations	65,270	68,178	271,597	281,852

Depreciation of non real estate assets	77	173	499	707
Stock-based and other non-cash compensation expense	1,730	1,223	4,705	3,681
Deferred financing cost amortization (1)	649	608	3,195	2,608
Amortization of fair market adjustments on notes payable	-	-	1,413	-
Straight-line effects of lease revenue (1)	(5,019)	(3,456)	(9,507)	(6,088)
Amortization of lease-related intangibles (1)	(2,215)	(1,331)	(7,065)	(5,793)
Income from amortization of discount on purchase of mezzanine loans	-	(473)	(484)	(2,405)
Acquisition costs	(372)	(242)	(1,347)	(600)
Non-incremental capital expenditures (3)	(15,392)	(22,634)	(60,401)	(45,286)

Adjusted funds from operations	$44,728	$42,046	$202,605	$228,676

Weighted average common shares outstanding - diluted	173,036	172,996	172,981	170,967

Funds from operations per share (diluted)	$0.38	$0.39	$1.57	$1.65
Core funds from operations per share (diluted)	$0.38	$0.39	$1.57	$1.65
Adjusted funds from operations per share (diluted)	$0.26	$0.24	$1.17	$1.34

(1)	Includes adjustments for wholly-owned properties, including discontinued operations, and for our proportionate ownership in unconsolidated joint ventures.

(2)	Excludes depreciation of non real estate assets.

(3)

Non-incremental capital expenditures are defined on page 36. During the third quarter of 2011, Piedmont revised its definitions of incremental and non-incremental capital expenditures in order to conform with the more broadly accepted definitions for such terms by other office REITs. Capital expenditures have been restated for all prior periods in order to provide a consistent basis for comparison.

Piedmont Office Realty Trust, Inc.

Same Store Net Operating Income (Cash Basis)

Unaudited (in thousands)

	Three Months Ended		Twelve Months Ended
	12/31/2011	12/31/2010	12/31/2011	12/31/2010
Net income attributable to Piedmont	$119,020	$28,700	$225,041	$120,379

Net income attributable to noncontrolling interest	91	122	468	531
Interest expense	17,457	17,378	71,749	72,761
(Gain) / loss on extinguishment of debt	(1,039)	-	(1,039)	-
Depreciation (1)	27,364	26,995	110,920	105,814
Amortization (1)	15,531	11,623	60,132	45,334
Impairment loss (1)	-	-	-	9,640
(Gain) / loss on sale of properties (1)	(95,901)	792	(122,773)	792
(Gain) / loss on consolidation of VIE	-	-	(1,532)	-

Core EBITDA	82,523	85,610	342,966	355,251

General & administrative expenses (1)	6,241	7,724	25,085	28,853
Management fee revenue	(281)	(948)	(1,584)	(3,212)
Interest and other income (1)	357	(491)	(2,775)	(3,489)
Lease termination income	(319)	(2,589)	(5,038)	(7,794)
Lease termination expense - straight line rent & acquisition intangibles write-offs	185	461	924	1,338
Straight-line effects of lease revenue (1)	(5,180)	(3,791)	(10,143)	(7,300)
Net effect of amortization of above/(below) market in-place lease intangibles (1)	(2,239)	(1,457)	(7,354)	(5,919)

Core net operating income	81,287	84,519	342,081	357,728

Net operating income from:
Acquisitions (2)	(4,855)	918	(11,298)	919
Dispositions (3)	(5,134)	(7,341)	(24,306)	(33,973)
Industrial properties	(242)	(346)	(975)	(782)
Unconsolidated joint ventures	(1,013)	(1,165)	(3,185)	(4,835)

Same Store NOI	$70,043	$76,585	$302,317	$319,057

Change period over period	-8.5%	N/A	-5.2%	N/A

Same Store Net Operating Income Top Seven Markets
	Three Months Ended				Twelve Months Ended
	12/31/2011		12/31/2010		12/31/2011		12/31/2010
	$	%	$	%	$	%	$	%

Chicago (4)	$10,837	15.5	$11,879	15.5	$51,034	16.9	$51,552	16.2
Washington, D.C. (5)	17,902	25.6	18,914	24.7	71,721	23.7	74,741	23.4
New York (6)	12,935	18.5	13,576	17.7	54,378	18.0	51,507	16.2
Minnepolis (7)	4,494	6.4	5,115	6.7	19,001	6.3	21,158	6.6
Los Angeles (8)	3,190	4.5	2,013	2.6	13,589	4.5	15,710	4.9
Dallas	3,626	5.2	4,348	5.7	14,625	4.8	16,286	5.1
Boston (9)	2,627	3.7	4,163	5.4	11,592	3.8	15,709	4.9
Other (10)	14,432	20.6	16,577	21.7	66,377	22.0	72,394	22.7

Total	$70,043	100.0	$76,585	100.0	$302,317	100.0	$319,057	100.0

(1) Includes amounts attributable to wholly-owned properties, including discontinued operations, and our proportionate share of amounts attributable to unconsolidated joint ventures.

(2) Acquisitions consist of Suwanee Gateway One in Suwanee, GA, purchased on September 28, 2010, Meridian Crossings in Richfield, MN, purchased on October 1, 2010, 1200 Enclave Parkway in Houston, TX, purchased on March 30, 2011, 500 West Monroe Street in Chicago, IL, acquired on March 31, 2011, The Dupree in Atlanta, GA, purchased on April 29, 2011, The Medici in Atlanta, GA, purchased on June 7, 2011, 225 and 235 Presidential Way in Woburn, MA, purchased on September 13, 2011, and 400 TownPark in Lake Mary, FL purchased on November 10, 2011.

(3) Dispositions consist of 111 Sylvan Avenue in Englewood Cliffs, NJ, sold on December 8, 2010, Eastpointe Corporate Center in Issaquah, WA, sold on July 1, 2011, 5000 Corporate Court in Holtsville, NY, sold on August 31, 2011, and 35 West Wacker Drive in Chicago, IL, sold on December 15, 2011.

(4) The decrease in Chicago Same Store Net Operating Income for the three months ended December 31, 2011 as compared to the same period in 2010 was primarily related to the expiration of the Zurich American Insurance Company lease at Windy Point II in Schaumburg, IL.

(5) The decrease in Washington, D.C. Same Store Net Operating Income for the three months and the twelve months ended December 31, 2011 as compared to the same periods in 2010 was primarily related to a 46,000 square foot lease termination at the beginning of the first quarter of 2011 at 1201 Eye Street in Washington, D.C. (which space is now being used as swing space for NASA) as well as the expiration of a 41,000 square foot lease during the first quarter of 2011 at 11109 Sunset Hills Road in Reston, VA. The decrease in Washington, D.C. Same Store Net Operating Income for the three and the twelve months ended December 31, 2011 was offset somewhat by increased revenue at One Independence Square in Washington, D.C. due to an increased rental rate for Comptroller of the Currency.

(6) The increase in New York Same Store Net Operating Income for the twelve months ended December 31, 2011 as compared to the same period in 2010 was primarily related to rental rate increases (offset by rental abatement concessions in 2010) associated with the lease extension/restructure with the State of New York at 60 Broad Street in New York, NY.

(7) The decrease in Minneapolis Same Store Net Operating Income for the twelve months ended December 31, 2011 as compared to the same period in 2010 was primarily related to an 80,000 square foot partial lease termination by US Bank during the second quarter of 2011 at US Bancorp Center in Minneapolis, MN, as well as the net partial lease termination for 13,000 square feet by a tenant at Crescent Ridge II in Minnetonka, MN.

(8) The increase in Los Angeles Same Store Net Operating Income for the three months ended December 31, 2011 as compared to the same period in 2010 was primarily related to a rental abatement in 2010 associated with the Nestle lease renewal at 800 North Brand Boulevard in Glendale, CA. The decrease in Los Angeles Same Store Net Operating Income for the twelve months ended December 31, 2011 as compared to the same period in 2010 was primarily due to a rental abatement concession in 2011 associated with a long-term lease renewal with Panasonic at 26200 Enterprise Way in Lake Forest, CA, and the expiration of a lease, resulting in a net decrease in leased square footage of 58,000 square feet, at 1055 East Colorado Boulevard in Pasadena, CA.

(9) The decrease in Boston Same Store Net Operating Income for the three months and the twelve months ended December 31, 2011 as compared to the same periods in 2010 was primarily due to a rental abatement concession associated with a long-term lease renewal with State Street Bank at 1200 Crown Colony Drive in Quincy, MA.

(10) The decrease in Other Same Store Net Operating Income for the three months ended December 31, 2011 as compared to the same period in 2010 was primarily attributable to two factors: 1) a rental abatement concession in 2011 associated with a new lease with Chrysler Group, LLC and the related early termination of the previous lease at 1075 West Entrance Drive in Auburn Hills, MI, and 2) a rental abatement concession in 2011 associated with a new lease at Desert Canyon 300 in Phoenix, AZ. The decrease in Other Same Store Net Operating Income for the twelve months ended December 31, 2011 as compared to the same period in 2010 was primarily attributable to the factors listed above, in addition to: 3) reduced rental rates achieved on new and renewal leases which commenced in late 2010 and early 2011 at 150 West Jefferson in Detroit, MI, and 4) a lease contraction of approximately 91,000 square feet effective third quarter 2010 at Chandler Forum in Chandler, AZ.

Piedmont Office Realty Trust, Inc.

Same Store Net Operating Income (Accrual Basis)

Unaudited (in thousands)

	Three Months Ended		Twelve Months Ended
	12/31/2011	12/31/2010	12/31/2011	12/31/2010
Net income attributable to Piedmont	$119,020	$28,700	$225,041	$120,379

Net income attributable to noncontrolling interest	91	122	468	531
Interest expense	17,457	17,378	71,749	72,761
(Gain) / loss on extinguishment of debt	(1,039)	-	(1,039)	-
Depreciation (1)	27,364	26,995	110,920	105,814
Amortization (1)	15,531	11,623	60,132	45,334
Impairment loss (1)	-	-	-	9,640
(Gain) / loss on sale of properties (1)	(95,901)	792	(122,773)	792
(Gain) / loss on consolidation of VIE	-	-	(1,532)	-

Core EBITDA	82,523	85,610	342,966	355,251

General & administrative expenses (1)	6,241	7,724	25,085	28,853
Management fee revenue	(281)	(948)	(1,584)	(3,212)
Interest and other income (1)	357	(491)	(2,775)	(3,489)
Lease termination income	(319)	(2,589)	(5,038)	(7,794)
Lease termination expense—straight line rent & acquisition intangibles write-offs	185	461	924	1,338

Core net operating income	88,706	89,767	359,578	370,947

Net operating income from:
Acquisitions (2)	(6,232)	(270)	(16,527)	(269)
Dispositions (3)	(5,926)	(8,622)	(28,581)	(38,023)
Industrial properties	(254)	(366)	(1,033)	(843)
Unconsolidated joint ventures	(962)	(1,089)	(3,003)	(4,605)

Same Store NOI	$75,332	$79,420	$310,434	$327,207

Change period over period	-5.1%	N/A	-5.1%	N/A

Same Store Net Operating Income Top Seven Markets
	Three Months Ended				Twelve Months Ended
	12/31/2011		12/31/2010		12/31/2011		12/31/2010
	$	%	$	%	$	%	$	%

Chicago (4)	$10,589	14.0	$11,541	14.6	$49,634	16.0	$53,187	16.3
Washington, D.C.	19,560	26.0	18,964	23.9	74,847	24.1	75,150	23.0
New York (5)	12,666	16.8	13,835	17.4	53,260	17.2	54,350	16.6
Minneapolis (6)	4,582	6.1	4,939	6.2	18,616	6.0	20,460	6.3
Los Angeles (7)	3,275	4.3	3,915	4.9	14,206	4.6	18,822	5.7
Dallas	3,600	4.8	4,227	5.3	14,965	4.8	15,640	4.8
Boston (8)	2,910	3.9	3,817	4.8	12,109	3.9	14,503	4.4
Other (9)	18,150	24.1	18,182	22.9	72,797	23.4	75,095	22.9

Total	$75,332	100.0	$79,420	100.0	$310,434	100.0	$327,207	100.0

(1) Includes amounts attributable to wholly-owned properties, including discontinued operations, and our proportionate share of amounts attributable to unconsolidated joint ventures.

(2) Acquisitions consist of Suwanee Gateway One in Suwanee, GA, purchased on September 28, 2010, Meridian Crossings in Richfield, MN, purchased on October 1, 2010, 1200 Enclave Parkway in Houston, TX, purchased on March 30, 2011, 500 West Monroe Street in Chicago, IL, acquired on March 31, 2011, The Dupree in Atlanta, GA, purchased on April 29, 2011, The Medici in Atlanta, GA, purchased on June 7, 2011, 225 and 235 Presidential Way in Woburn, MA, purchased on September 13, 2011, and 400 TownPark in Lake Mary, FL purchased on November 10, 2011.

(3) Dispositions consist of 111 Sylvan Avenue in Englewood Cliffs, NJ, sold on December 8, 2010, Eastpointe Corporate Center in Issaquah, WA, sold on July 1, 2011, 5000 Corporate Court in Holtsville, NY, sold on August 31, 2011, and 35 West Wacker Drive in Chicago, IL, sold on December 15, 2011.

(4) The decrease in Chicago Same Store Net Operating Income for the three months and the twelve months ended December 31, 2011 as compared to the same periods in 2010 was primarily related to the expiration of the Zurich American Insurance Company lease at Windy Point II in Schaumburg, IL.

(5) The decrease in the New York Same Store Net Operating Income for the three months and the twelve months ended December 31, 2011 as compared to the same periods in 2010 was primarily related to partial lease terminations with sanofi-aventis at 200 & 400 Bridgewater Crossing in Bridgewater, NJ in order to allow for the execution of new leases to backfill the terminated spaces in advance of the near-term sanofi-aventis lease expirations.

(6) The decrease in Minneapolis Same Store Net Operating Income for the twelve months ended December 31, 2011 as compared to the same period in 2010 was primarily related to an 80,000 square foot partial lease termination by US Bank during the second quarter of 2011 at US Bancorp Center in Minneapolis, MN, as well as the net partial lease termination for 13,000 square feet by a tenant at Crescent Ridge II in Minnetonka, MN.

(7) The decrease in Los Angeles Same Store Net Operating Income for the twelve months ended December 31, 2011 as compared to the same period in 2010 was primarily due to a space contraction associated with the Nestle lease renewal effective third quarter 2010 along with a roll down of total revenues per square foot received from that tenant at 800 North Brand Boulevard in Glendale, CA, and the expiration of a lease, resulting in a net decrease in leased square footage of 58,000 square feet, at 1055 East Colorado Boulevard in Pasadena, CA.

(8) The decrease in Boston Same Store Net Operating Income for the three months and the twelve months ended December 31, 2011 as compared to the same periods in 2010 was primarily due to a rental rate reduction associated with a long-term lease renewal with State Street Bank at 1200 Crown Colony Drive in Quincy, MA.

(9) The decrease in Other Same Store Net Operating Income for the twelve months ended December 31, 2011 as compared to the same period in 2010 was due to a number of factors, the largest four of which were: 1) a lease contraction of approximately 91,000 square feet effective third quarter 2010 at Chandler Forum in Chandler, AZ, 2) a lease expiration during late 2010 at Glenridge Highlands II in Atlanta, GA, 3) reduced rental rates achieved on new and renewal leases which commenced in late 2010 and early 2011 at 150 West Jefferson in Detroit, MI, and 4) a rental rate reduction associated with a new lease with Chrysler Group, LLC and the related early termination of the previous lease at 1075 West Entrance Drive in Auburn Hills, MI.

Piedmont Office Realty Trust, Inc.

Capitalization Analysis

Unaudited ($ and shares in thousands)

	As of December 31, 2011	As of December 31, 2010
Common stock price (1)	$17.04	$20.14
Total shares outstanding	172,630	172,658
Equity market capitalization (1)	$2,941,611	$3,477,342
Total gross debt - principal amount outstanding	$1,472,525	$1,402,525
Total market capitalization (1)	$4,414,136	$4,879,867
Total gross debt / Total market capitalization	33.4%	28.7%
Total gross real estate assets	$4,615,812	$4,567,326
Total gross debt / Total gross real estate assets (2)	31.9%	30.7%
Total gross debt / Total gross assets (2) (3)	27.5%	26.6%

(1) Reflects common stock closing price as of the end of the reporting period.

(2) Total gross debt to total gross real estate assets ratio is defined as total gross debt divided by gross real estate assets. Gross real estate assets is defined as total real estate assets with the add back of accumulated depreciation and accumulated amortization related to real estate assets.

(3) Total gross debt to total gross assets ratio is defined as total gross debt divided by gross assets. Gross assets is defined as total assets with the add back of accumulated depreciation and accumulated amortization related to real estate assets.

Piedmont Office Realty Trust, Inc.

Debt Summary

As of December 31, 2011

Unaudited ($ in thousands)

Floating Rate & Fixed Rate Debt
Debt (1)	Principal Amount Outstanding	Weighted Average Stated Interest Rate	Weighted Average Maturity

Floating Rate	$140,000(2)	1.29%(3)	7.3 months
Fixed Rate	1,332,525	4.61%	43.0 months

Total	$1,472,525	4.29%	39.6 months

Unsecured & Secured Debt
Debt (1)	Principal Amount Outstanding	Weighted Average Stated Interest Rate	Weighted Average Maturity

Unsecured	$300,000	2.69%(4)	58.8 months
Secured	1,172,525	4.70%	34.7 months

Total	$1,472,525	4.29%	39.6 months

Debt Maturities
Maturity Year	Secured Debt - Principal Amount Outstanding (1)	Unsecured Debt - Principal Amount Outstanding (1)	Weighted Average Stated Interest Rate	Percentage of Total

2012	$185,000	$0	2.24%	12.6%
2013	0	0	N/A	0.0%
2014	575,000	0	4.89%	39.0%
2015	105,000	0	5.29%	7.1%
2016	167,525	300,000	5.55%	31.8%
2017	140,000	0	5.76%	9.5%

Total	$1,172,525	$300,000	4.29%	100.0%

(1) All of Piedmont’s outstanding debt as of December 31, 2011 was interest-only debt.

(2) Amount represents the outstanding balance as of December 31, 2011 on a first mortgage loan secured by 500 West Monroe Street. As of December 31, 2011, there was no balance outstanding on our $500 million unsecured line of credit.

(3) The weighted average interest rate was the interest rate in effect for the loan totaling $140 million related to 500 West Monroe Street. As of December 31, 2011, there was no balance outstanding on our $500 million unsecured line of credit.

(4) The weighted average interest rate was the interest rate in effect for the $300 million unsecured term loan. The $300 million unsecured term loan has a stated variable rate; however, Piedmont entered into interest rate swap agreements which effectively fix the interest rate on this loan through its maturity date of November 22, 2016, assuming no credit rating change for the Company. As of December 31, 2011, there was no balance outstanding on our $500 million unsecured line of credit.

Piedmont Office Realty Trust, Inc.

Debt Detail

Unaudited ($ in thousands)

Facility	Property	Rate(1)	Maturity	Principal Amount Outstanding as of December 31, 2011

Secured
$140.0 Million Floating-Rate Loan (2)	500 West Monroe Street	LIBOR + 1.01% (3)	8/9/2012	$140,000
$45.0 Million Fixed-Rate Loan	4250 North Fairfax	5.20%	6/1/2012	45,000
$200.0 Million Fixed-Rate Loan	Aon Center	4.87%	5/1/2014	200,000
$25.0 Million Fixed-Rate Loan	Aon Center	5.70%	5/1/2014	25,000
$350.0 Million Secured Pooled Facility	Nine Property Collateralized Pool (4)	4.84%	6/7/2014	350,000
$105.0 Million Fixed-Rate Loan	US Bancorp Center	5.29%	5/11/2015	105,000
$125.0 Million Fixed-Rate Loan	Four Property Collateralized Pool (5)	5.50%	4/1/2016	125,000
$42.5 Million Fixed-Rate Loan	Las Colinas Corporate Center I & II	5.70%	10/11/2016	42,525
$140.0 Million WDC Fixed-Rate Loans	1201 & 1225 Eye Street	5.76%	11/1/2017	140,000

Subtotal / Weighted Average (6)		4.70%		$1,172,525

Unsecured
$500 Million Unsecured Facility (7) (8)	N/A	N/A	8/30/2012	$0
$300 Million Unsecured Term Loan (9)	N/A	2.69% (9)	11/22/2016	300,000

Subtotal / Weighted Average (6)		2.69%		$300,000

Total Gross Debt - Principal Amount Outstanding / Weighted Average Stated Rate (6)		4.29%		$1,472,525

(1) All of Piedmont’s outstanding debt as of December 31, 2011 was interest-only debt.

(2) On January 9, 2012, the loan was repaid in full.

(3) The LIBOR rate effective under this loan on December 31, 2011 was 0.279%. There is an interest rate cap agreement in place through August 2012 that limits Piedmont’s LIBOR exposure to 2.19%. Any increases in LIBOR above 2.19% are the responsibility of the counterparty.

(4) The nine property collateralized pool includes 1200 Crown Colony Drive, Braker Pointe III, 2 Gatehall Drive, One and Two Independence Square, 2120 West End Avenue, 200 and 400 Bridgewater Crossing, and Fairway Center II.

(5) The four property collateralized pool includes 1430 Enclave Parkway, Windy Point I and II, and 1055 East Colorado Boulevard.

(6) Weighted average is based on the total balance outstanding and interest rate at December 31, 2011.

(7) All of Piedmont’s outstanding debt as of December 31, 2011 was term debt with the exception of the $500 million unsecured line of credit.

(8) As of December 31, 2011, there was no balance outstanding on this facility. Piedmont may select from multiple interest rate options with each draw under this facility, including the prime rate and various length LIBOR locks. All LIBOR selections are subject to an additional spread (0.475% as of December 31, 2011) over the selected rate based on Piedmont’s current credit rating.

(9) On November 22, 2011, Piedmont obtained a $300 million, five-year unsecured term loan. The $300 million unsecured term loan has a stated variable rate; however, Piedmont entered into interest rate swap agreements which effectively fix the interest rate on this loan at 2.69% through its maturity date of November 22, 2016, assuming no credit rating change for the Company.

Piedmont Office Realty Trust, Inc.

Debt Analysis

As of December 31, 2011

Unaudited

Debt Covenant Compliance (1)	Required	Actual
Maximum Leverage Ratio	0.60	0.34
Minimum Fixed Charge Coverage Ratio (2)	1.50	4.83
Maximum Secured Indebtedness Ratio	0.40	0.27
Minimum Unencumbered Leverage Ratio	1.60	6.90
Minimum Unencumbered Interest Coverage Ratio (3)	1.75	24.57
Maximum Certain Permitted Investments Ratio (4)	0.35	0.01

(1) Debt covenant compliance calculations relate to specific calculations detailed in our line of credit agreement.

(2) Defined as EBITDA for the trailing four quarters (including the company’s share of EBITDA from unconsolidated interests), less one-time or non-recurring gains or losses, less a $0.15 per square foot capital reserve, and excluding the impact of straight line rent leveling adjustments and amortization of intangibles divided by the company’s share of fixed charges, as more particularly described in the credit agreements. This definition of fixed charge coverage ratio as prescribed by our line of credit agreement is different from the fixed charge coverage ratio definition employed elsewhere within this report.

(3) Defined as net operating income for the trailing four quarters for unencumbered assets (including the company’s share of net operating income from unconsolidated interests that are unencumbered) less a $0.15 per square foot capital reserve divided by the company’s share of interest expense associated with unsecured financings only, as more particularly described in the credit agreements.

(4) Permitted investments are defined as unconsolidated interests, debt investments, unimproved land, and development projects. Investments in permitted investments shall not exceed 35% of total asset value.

Other Debt Coverage Ratios	Three months ended December 31, 2011	Twelve months ended December 31, 2011	Year ended December 31, 2010
Net debt to core EBITDA	4.0 x	3.9 x	3.8 x
Fixed charge coverage ratio (6)	4.7 x	4.8 x	4.9 x
Interest coverage ratio (7)	4.7 x	4.8 x	4.9 x

(6) Fixed charge coverage is calculated as Core EBITDA divided by the sum of interest expense, principal amortization, capitalized interest and preferred dividends. We had no capitalized interest, principal amortization or preferred dividends during the periods ended December 31, 2011 and December 31, 2010.

(7) Interest coverage ratio is calculated as Core EBITDA divided by the sum of interest expense and capitalized interest. We had no capitalized interest during the periods ended December 31, 2011 and December 31, 2010.

Piedmont Office Realty Trust, Inc.

Tenant Diversification (1)

As of December 31, 2011

(in thousands except for number of properties)

	Credit Rating (2)	Number of Properties	Lease Expiration(s) (3)	Annualized Lease Revenue	Percentage of Annualized Lease Revenue (%)	Leased Square Footage	Percentage of Leased Square Footage (%)
U.S. Government	AA+ /Aaa	9	(4)	$73,081	13.1	1,598	8.8
BP (5)	A / A2	1	2013	31,863	5.7	776	4.3
US Bancorp	A / Aa3	3	2014 / 2023(6)	26,811	4.8	973	5.4
State of New York	AA / Aa2	1	2019	21,568	3.9	481	2.6
Independence Blue Cross	No rating available	1	2023	14,571	2.6	761	4.2
Nestle	AA / Aa1	1	2015	14,132	2.5	392	2.2
Sanofi-aventis	AA- / A2	2	2012	11,857	2.1	299	1.6
GE	AA+ / Aa2	2	2027	11,453	2.1	340	1.9
Kirkland & Ellis	No rating available (7)	1	2011	10,212	1.8	332	1.8
Shaw	BBB- / Ba1	1	2018	9,782	1.8	313	1.7
City of New York	AA / Aa2	1	2020	9,447	1.7	313	1.7
Lockheed Martin	A- / Baa1	3	2014	9,159	1.6	283	1.6
DDB Needham	BBB+ / Baa1	1	2018	8,874	1.6	246	1.4
Gallagher	No rating available	1	2018	7,969	1.4	307	1.7
Gemini	A+ / Aa3	1	2021	7,320	1.3	205	1.1
Caterpillar Financial	A / A2	1	2022	7,125	1.3	312	1.7
Marsh USA	BBB- / Baa2	1	2011	6,819	1.2	173	0.9
Harvard University	AAA / Aaa	2	2017	6,600	1.2	105	0.6
KeyBank	A- / A3	2	2016	6,398	1.1	210	1.2
Edelman	No rating available	1	2024	6,063	1.1	178	1.0
Raytheon	A- / A3	2	2019	5,939	1.1	440	2.4
Harcourt	BBB+	1	2016	5,841	1.1	195	1.1
Jones Lang LaSalle	BBB- / Baa2	1	2017	5,641	1.0	165	0.9
Other			Various	239,378	42.9	8,727	48.2
Total				$557,903	100.0	18,124	100.0

(1) This schedule presents all tenants contributing 1.0% or more to Annualized Lease Revenue.

(2) Credit rating may reflect the credit rating of the parent or a guarantor. When available, both the Standard & Poor’s credit rating and the Moody’s credit rating are provided.

(3) Represents the expiration year of the majority of the square footage leased by the tenant.

(4) There are several leases with several different agencies of the U.S. Government with expiration years ranging from 2012 to 2027.

(5) Majority of the space is subleased to Aon Corporation.

(6) US Bank’s lease at One & Two Meridian Crossings, representing approximately 337,000 square feet and $8.1 million of Annualized Lease Revenue, expires in 2023. US Bancorp’s lease at US Bancorp Center for 635,000 square feet, representing $18.7 million of Annualized Lease Revenue, expires in 2014.

(7) While no rating is available for Kirkland & Ellis, this tenant is ranked #6 in the 2011 AmLaw 100 ranking (based on 2010 financial data), a publication of The American Lawyer Magazine, which annually ranks the top-grossing and most profitable law firms.

Piedmont Office Realty Trust, Inc.

Tenant Credit Rating & Lease Distribution Information

As of December 31, 2011

Tenant Credit Rating (1)	Annualized Lease Revenue ($’s in thousands)	Percentage of Annualized Lease Revenue (%)
AAA / Aaa	$10,013	1.8
AA / Aa	196,872	35.3
A / A	105,896	19.0
BBB / Baa	78,786	14.1
BB / Ba	8,924	1.6
B / B	20,922	3.7
Below	0	0.0
Not rated (2)	136,490	24.5

Total	$557,903	100.0

Lease Distribution

As of December 31, 2011

	Number of Leases	Percentage of Leases (%)	Annualized Lease Revenue (in thousands)	Percentage of Annualized Lease Revenue (%)	Leased Square Footage (in thousands)	Percentage of Leased Square Footage (%)

2,500 or Less	172	33.1	$15,932	2.9	134	0.7
2,501 - 10,000	137	26.3	24,344	4.4	743	4.1
10,001 - 20,000	69	13.3	30,233	5.4	1,001	5.5
20,001 - 40,000	53	10.2	48,455	8.7	1,548	8.6
40,001 - 100,000	35	6.7	63,863	11.4	2,179	12.0
Greater than 100,000	54	10.4	375,076	67.2	12,519	69.1

Total	520	100.0	$557,903	100.0	18,124	100.0

(1) Credit rating may reflect the credit rating of the parent or a guarantor. Where differences exist between the Standard & Poor’s credit rating for a tenant and the Moody’s credit rating for a tenant, the higher credit rating is selected for this analysis.

(2) The classification of a tenant as “not rated” does not indicate that the tenant is of poor credit quality, but can indicate that the tenant or the tenant’s debt, if any, has not been rated. Included in this category are such tenants as Independence Blue Cross, McKinsey & Company and KPMG.

Piedmont Office Realty Trust, Inc.

Leased Percentage Information

(in thousands)

Impact of Strategic Transactions on Leased Percentage

The Company’s stated long-term growth strategy includes the recycling of capital from certain stabilized or non-core assets into office properties located in focused concentration and opportunistic markets. Some of the recently acquired properties are value-add properties which are defined as low-occupancy properties acquired at attractive bases with earnings growth and capital appreciation potential achievable through leasing up such assets to a stabilized occupancy. Because the value-add properties have large vacancies, they negatively affect Piedmont’s overall leased percentage. In order to identify the effect they have on Piedmont’s overall leased percentage, the following information is being provided. The analysis below: 1) removes the impact of the value-add properties from Piedmont’s overall office portfolio total under the heading “Stabilized Portfolio Analysis”; and 2) provides a year-over-year comparison of leased percentage on the same subset of properties under the heading “Same Store Analysis”.

	Three Months Ended December 31, 2011			Three Months Ended December 31, 2010

	Leased Square Footage	Rentable Square Footage	Percent Leased (1)	Leased Square Footage	Rentable Square Footage	Percent Leased (1)

As of September 30, 20xx	18,869	21,839	86.4%	18,192	20,429	89.0%
New leases	690			825
Expired leases	(391)			(764)
Other	-	6		2	4

Subtotal	19,168	21,845	87.7%	18,255	20,433	89.3%

Acquisitions during period	34	176		368	384
Dispositions during period	(1,078)	(1,079)		(409)	(409)

As of December 31, 20xx (2) (3) (4)	18,124	20,942	86.5%	18,214	20,408	89.2%

	Twelve Months Ended December 31, 2011			Twelve Months Ended December 31, 2010

	Leased Square Footage	Rentable Square Footage	Percent Leased (1)	Leased Square Footage	Rentable Square Footage	Percent Leased (1)

As of December 31, 20xx	18,214	20,408	89.2%	18,221	20,229	90.1%
New leases	3,274			2,762
Expired leases	(3,294)			(2,729)
Other	1	15		1	62

Subtotal	18,195	20,423	89.1%	18,255	20,291	90.0%

Acquisitions during period	1,289	2,018		368	526
Dispositions during period	(1,360)	(1,499)		(409)	(409)

As of December 31, 20xx (2) (3) (4)	18,124	20,942	86.5%	18,214	20,408	89.2%

Same Store Analysis

Less acquisitions/dispositions after December 31, 2010 (5) (6)	(1,421)	(2,018)	70.4%	(1,360)	(1,499)	90.7%

Same Store Total	16,703	18,924	88.3%	16,854	18,909	89.1%

Stabilized Portfolio Analysis

Less value-add properties (6)	(867)	(1,582)	54.8%	-	(142)	0.0%

Stabilized Total	17,257	19,360	89.1%	18,214	20,266	89.9%

(1) Calculated as leased square footage as of period end with the addition of square footage associated with uncommenced leases for spaces vacant as of period end, divided by total rentable square footage as of period end, expressed as a percentage.

(2) The square footage associated with leases with end of period expiration dates is included in the end of the period leased square footage.

(3) End of period leased square footage for 2011 includes short-term space leased on behalf of NASA in accordance with requirements stipulated under its lease to allow it to restructure its space at Two Independence Square in Washington, DC. As of December 31, 2011, the total short-term space amounts to approximately 63,000 square feet and it will be occupied until an estimated date of June 30, 2013.

(4) Excluding executed but not commenced leases for currently vacant spaces, comprising approximately 705,000 square feet, Piedmont’s economic occupancy (including tenants in free rent periods) as of December 31, 2011 was 83.2%.

(5) Dispositions completed during the previous twelve months are deducted from the previous period data and acquisitions completed during the previous twelve months are deducted from the current period data.

(6) For additional information on acquisitions/dispositions completed during the last year and value-add properties, please refer to pages 32 and 33, respectively.

Piedmont Office Realty Trust, Inc.

Rental Rate Roll Up / Roll Down Analysis (1)

(in thousands)

	Three Months Ended December 31, 2011

	Square Feet	% of Total Signed During Period	% of Rentable Square Footage	% Change Cash Rents (2)	% Change Accrual Rents (3) (4)

Leases executed for spaces vacant less than one year	573	61%	2.7%	(7.1%)	1.0%

Leases executed for spaces excluded from analysis (5)	366	39%

	Twelve Months Ended December 31, 2011

	Square Feet	% of Total Signed During Period	% of Rentable Square Footage	% Change Cash Rents (2)	% Change Accrual Rents (3) (4)

Leases executed for spaces vacant less than one year	3,168	82%	15.1%	(1.7%)	3.6%

Leases executed for spaces excluded from analysis (5)	701	18%

(1) The population analyzed consists of office leases executed during the period (retail leases, as well as leases associated with storage spaces, management offices, industrial properties and unconsolidated joint venture assets, were excluded from this analysis). Spaces that had been vacant for greater than one year were excluded from this analysis.

(2) For the purposes of this analysis, the cash rents last in effect for the previous leases were compared to the initial cash rents of the new leases in order to calculate the percentage change.

(3) For the purposes of this analysis, the accrual basis rents for the previous leases were compared to the accrual basis rents of the new leases in order to calculate the percentage change. For newly signed leases which have variations in accrual basis rents, whether because of known future expansions, contractions, lease expense recovery structure changes, or other similar reasons, the weighted average of such accrual basis rents is used for the purposes of this analysis.

(4) For leases under which a tenant may use, at its discretion, a portion of its tenant improvement allowance for expenses other than those related to improvements to its space, an assumption is made that the tenant elects to use any such portion of its tenant improvement allowance for improvements to its space prior to the commencement of its lease. This assumption is made based upon the historical tenant improvement allowance usage patterns of the Company’s tenants.

(5) Represents leases signed at our consolidated office assets that do not qualify for inclusion in the analysis primarily because the spaces for which the new leases were signed had been vacant for greater than one year. Leases signed with Piedmont entities are excluded from the analysis.

Piedmont Office Realty Trust, Inc.

Lease Expiration Schedule

As of December 31, 2011

(in thousands)

	OFFICE PORTFOLIO				GOVERNMENTAL ENTITIES

	Annualized Lease Revenue (1)	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)	Annualized Lease Revenue (1)	Percentage of Annualized Lease Revenue (%)	Percentage of Current Year Total Annualized Lease Revenue Expiring (%)

Vacant	$0	0.0	2,818	13.5	$0	0.0	0.0
2012(2)	52,008	9.3	1,615	7.7	7,865	1.4	15.1
2013	66,983	12.0	1,583	7.6	21,628	3.9	32.3
2014	56,039	10.1	1,691	8.1	3,556	0.6	6.3
2015	43,153	7.7	1,536	7.3	32	0.0	0.1
2016	30,806	5.5	1,081	5.2	1,440	0.3	4.7
2017	36,134	6.5	1,209	5.8	1,244	0.2	3.4
2018	50,337	9.0	1,686	8.0	8,733	1.6	17.3
2019	49,378	8.9	1,789	8.5	21,568	3.9	43.7
2020	23,835	4.3	928	4.4	9,446	1.7	39.6
2021	19,674	3.5	735	3.5	0	0.0	0.0
2022	19,311	3.5	738	3.5	0	0.0	0.0
2023	31,318	5.6	1,398	6.7	0	0.0	0.0
2024	16,931	3.0	443	2.1	0	0.0	0.0
2025	4,951	0.9	171	0.8	0	0.0	0.0
Thereafter	57,045	10.2	1,521	7.3	28,953	5.1	50.8

Total / Weighted Average	$557,903	100.0	20,942	100.0	$104,465	18.7

(1) Annualized rental income associated with newly executed leases for currently occupied space is incorporated herein only at the expiration date for the current lease. Annualized rental income associated with such new leases is removed from the expiry year of the current lease and added to the expiry year of the new lease. These adjustments effectively incorporate known roll ups and roll downs into the expiration schedule.

(2) Leases and other revenue-producing agreements on a month-to-month basis, aggregating 9,876 square feet and Annualized Lease Revenue of $459,015, are assigned a lease expiration date of a year and a day beyond the period end date. Includes leases with an expiration date of December 31, 2011 aggregating 288,177 square feet and Annualized Lease Revenue of $12,131,414.

Piedmont Office Realty Trust, Inc.

Annual Lease Expirations

As of December 31, 2011

(in thousands)

	12/31/2012(1)		12/31/2013		12/31/2014		12/31/2015		12/31/2016

	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)

Atlanta	77	$1,531	19	$571	28	$586	29	$508	18	$187
Austin	0	0	0	0	0	0	0	0	195	5,846
Boston	7	341	0	31	27	1,885	133	2,657	3	184
Central & South Florida	4	137	22	568	18	452	14	325	115	3,290
Chicago	280	11,384	648	25,939	30	3,587	198	5,459	89	2,503
Cleveland	112	1,813	17	367	0	0	0	0	13	294
Dallas	103	2,588	16	475	41	990	284	6,149	7	151
Denver	0	0	0	0	0	0	0	0	156	2,935
Detroit	38	983	86	738	6	123	132	3,854	31	662
Houston	11	352	0	1	0	0	0	0	0	17
Los Angeles	34	1,247	74	2,639	5	1,546	424	15,125	88	2,628
Minneapolis	93	3,001	48	1,562	807	22,705	98	3,403	33	1,016
Nashville	0	0	0	0	0	0	0	0	0	0
New York	422	14,052	24	1,104	102	4,301	66	2,425	280	9,034
Philadelphia	0	0	0	0	0	0	0	0	0	0
Phoenix	0	0	0	0	0	0	132	1,948	0	0
Portland	147	2,185	0	0	74	1,111	0	0	0	0
Washington, D.C.	287	13,363	629	30,464	553	18,855	26	1,094	53	2,336

Total / Weighted Average (3)	1,615	$52,977	1,583	$64,459	1,691	$56,141	1,536	$42,947	1,081	$31,083

(1) Includes leases with an expiration date of December 31, 2011 aggregating 288,177 square feet and Annualized Lease Revenue of $12,131,414. No such adjustments are made to other periods presented.

(2) Expiring lease revenue is calculated as expiring square footage multiplied by the gross rent per square foot of the tenant currently leasing the space.

(3) Total expiring lease revenue in any given year will not tie to the expiring Annualized Lease Revenue presented on the Lease Expiration Schedule on the previous page as the Lease Expiration Schedule accounts for the revenue effects of newly signed leases. Reflected herein are expiring revenues based on in place rental rates.

Piedmont Office Realty Trust, Inc.

Capital Expenditures & Commitments

For the quarter ended December 31, 2011

Unaudited ($ in thousands)

	For the Three Months Ended

	12/31/2011	9/30/2011	6/30/2011	3/31/2011	12/31/2010

Non-incremental
Bldg / construction / dev	$3,650	$1,063	$1,315	$1,484	$2,439
Tenant improvements	8,463	4,748	7,367	7,567	15,614
Leasing costs	3,279	8,718	4,667	8,080	4,581

Total non-incremental	15,392	14,529	13,349	17,131	22,634
Incremental
Bldg / construction / dev	2,040	1,646	983	1,173	1,816
Tenant improvements	10,862	7,154	4,770	3,749	1,589
Leasing costs	12,791	1,464	1,372	1,467	4,265

Total incremental	25,693	10,264	7,125	6,389	7,670

Total capital expenditures	$41,085	$24,793	$20,474	$23,520	$30,304

Tenant improvement commitments (1)
Tenant improvement commitments outstanding as of September 30, 2011					$145,287
New tenant improvement commitments related to leases executed during period					51,033
Tenant improvement expenditures				(19,325)
Less: Tenant improvement expenditures fulfilled through accrued liabilities already presented on Piedmont’s balance sheet, expired commitments or other adjustments				(33,181)
Tenant improvement commitments fulfilled, expired or other adjustments					(52,506	)(2)

Total as of December 31, 2011					$143,814

Tenant improvement commitments - Incremental capital when fulfilled					$52,944
Tenant improvement commitments - Non-incremental capital when fulfilled					90,870

Total as of December 31, 2011					$143,814

NOTE: The information presented on this page is for all consolidated assets, inclusive of our industrial properties. During the third quarter of 2011, Piedmont revised its definitions of incremental and non-incremental capital expenditures in order to conform with the more broadly accepted definitions for such terms by other office REITs. Our revised definitions of these measures can be found on pages 35 and 36. Capital expenditures have been restated for all prior periods in order to provide a consistent basis for comparison.

(1) Commitments are unexpired contractual tenant improvement obligations for leases executed in current and prior periods that have not yet been incurred and have not otherwise been presented on Piedmont’s financial statements. The four largest commitments total approximately $75.8 million, or 53% of total outstanding commitments.

(2) On December 15, 2011, Piedmont completed the sale of its 96.5% ownership interest in 35 West Wacker Drive. A total of $34.6 million of tenant improvement commitments associated with 35 West Wacker Drive has been deducted from total tenant improvement commitments outstanding as of December 31, 2011.

Piedmont Office Realty Trust, Inc.

Contractual Tenant Improvements and Leasing Commissions

			For the Year Ended
	For the Three Months Ended December 31, 2011	For the Twelve Months Ended December 31, 2011	2010	2009	2008
Renewal Leases
Number of leases	10	48	37	34	34
Square feet	358,381	2,280,329	1,241,481	1,568,895	967,959
Tenant improvements per square foot (1)	$72.75	$33.29	$14.40	$12.01	$8.28
Leasing commissions per square foot	$21.94	$9.97	$8.40	$5.51	$7.17
Total per square foot	$94.69	$43.26	$22.80	$17.52	$15.45

Tenant improvements per square foot per year of lease term	$5.32	$3.93	$1.74	$1.44	$1.39
Leasing commissions per square foot per year of lease term	$1.60	$1.18	$1.02	$0.66	$1.20
Total per square foot per year of lease term (2)	$6.92	$5.11	$2.76	$2.10	$2.59

New Leases
Number of leases	23	76	56	28	37
Square feet	580,646	1,588,271	866,212	700,295	747,919
Tenant improvements per square foot (1)	$43.04	$41.21	$32.65	$45.04	$30.59
Leasing commissions per square foot	$16.50	$15.38	$11.28	$17.12	$15.95
Total per square foot	$59.54	$56.59	$43.93	$62.16	$46.54

Tenant improvements per square foot per year of lease term	$4.00	$4.19	$4.16	$4.05	$3.24
Leasing commissions per square foot per year of lease term	$1.53	$1.57	$1.44	$1.54	$1.69
Total per square foot per year of lease term	$5.53	$5.76	$5.60	$5.59	$4.93

Total
Number of leases	33	124	93	62	71
Square feet	939,027	3,868,600	2,107,693	2,269,190	1,715,878
Tenant improvements per square foot (1)	$54.38	$36.54	$21.90	$22.21	$18.01
Leasing commissions per square foot	$18.58	$12.19	$9.59	$9.09	$11.00
Total per square foot	$72.96	$48.73	$31.49	$31.30	$29.01

Tenant improvements per square foot per year of lease term	$4.58	$4.05	$2.70	$2.42	$2.41
Leasing commissions per square foot per year of lease term	$1.56	$1.35	$1.18	$0.99	$1.47
Total per square foot per year of lease term	$6.14	$5.40	$3.88	$3.41	$3.88

NOTE: This information is presented for our consolidated office assets only. Short-term leases (leases for a term of less than one year) are excluded from this information.

(1) For leases under which a tenant may use, at its discretion, a portion of its tenant improvement allowance for expenses other than those related to improvements to its space, an assumption is made that the tenant elects to use any such portion of its tenant improvement allowance for improvements to its space prior to the commencement of its lease. This assumption is made based upon the historical tenant improvement allowance usage patterns of the Company’s tenants.

(2) During 2011, we completed two large, l5-year lease renewals with significant capital commitments: NASA at Two Independence Square in Washington, D.C. and GE at 500 West Monroe Street in Chicago, IL. If the costs associated with these renewals were to be removed from the average committed capital cost calculation, the average committed capital cost per square foot per year of lease term for renewal leases would be $2.80.

Piedmont Office Realty Trust, Inc.

Geographic Diversification

As of December 31, 2011

Location	Number of Properties	Annualized Lease Revenue ($’s in thousands)	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage (in Thousands)	Percentage of Rentable Square Footage (%)	Leased Square Footage (in thousands)	Percent Leased (%)

Chicago	6	$125,084	22.4	4,772	22.8	3,598	75.4
Washington, D.C.	14	120,352	21.6	3,055	14.6	2,787	91.2
New York	7	87,403	15.7	2,659	12.7	2,540	95.5
Minneapolis	4	44,120	7.9	1,612	7.7	1,536	95.3
Los Angeles	5	29,627	5.3	1,144	5.5	945	82.6
Boston	6	25,939	4.6	1,023	4.9	1,012	98.9
Dallas	7	24,138	4.3	1,276	6.1	1,133	88.8
Detroit	4	17,850	3.2	930	4.4	812	87.3
Atlanta	6	14,855	2.7	1,042	5.0	633	60.7
Philadelphia	1	14,571	2.6	761	3.6	761	100.0
Houston	2	13,499	2.4	463	2.2	431	93.1
Phoenix	4	9,203	1.7	554	2.6	467	84.3
Central & South Florida	4	7,564	1.4	476	2.3	303	63.7
Nashville	1	7,125	1.3	312	1.5	312	100.0
Austin	1	5,846	1.0	195	0.9	195	100.0
Portland	4	4,599	0.8	325	1.6	325	100.0
Cleveland	2	3,193	0.6	187	0.9	178	95.2
Denver	1	2,935	0.5	156	0.7	156	100.0

Total / Weighted Average	79	$557,903	100.0	20,942	100.0	18,124	86.5

Piedmont Office Realty Trust, Inc.

Geographic Diversification by Location Type

As of December 31, 2011

		CBD / URBAN INFILL				SUBURBAN				TOTAL
Location	State	Number of Properties	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage (in Thousands)	Percentage of Rentable Square Footage (%)	Number of Properties	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage (in Thousands)	Percentage of Rentable Square Footage (%)	Number of Properties	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage (in Thousands)	Percentage of Rentable Square Footage (%)

Chicago	IL	2	19.1	3,647	17.4	4	3.3	1,125	5.4	6	22.4	4,772	22.8
Washington, D.C.	DC, VA, MD	9	19.3	2,574	12.3	5	2.3	481	2.3	14	21.6	3,055	14.6
New York	NY, NJ	1	7.4	1,027	4.9	6	8.3	1,632	7.8	7	15.7	2,659	12.7
Minneapolis	MN	1	4.9	927	4.4	3	3.0	685	3.3	4	7.9	1,612	7.7
Los Angeles	CA	3	4.3	865	4.1	2	1.0	279	1.3	5	5.3	1,144	5.5
Boston	MA	2	2.1	173	0.8	4	2.5	850	4.1	6	4.6	1,023	4.9
Dallas	TX	0	0.0	0	0.0	7	4.3	1,276	6.1	7	4.3	1,276	6.1
Detroit	MI	1	1.8	493	2.4	3	1.4	437	2.1	4	3.2	930	4.4
Atlanta	GA	2	1.6	558	2.7	4	1.1	484	2.3	6	2.7	1,042	5.0
Philadelphia	PA	1	2.6	761	3.6	0	0.0	0	0.0	1	2.6	761	3.6
Houston	TX	0	0.0	0	0.0	2	2.4	463	2.2	2	2.4	463	2.2
Phoenix	AZ	0	0.1	0	0.0	4	1.6	554	2.6	4	1.7	554	2.6
Central & South Florida	FL	0	0.0	0	0.0	4	1.4	476	2.3	4	1.4	476	2.3
Nashville	TN	1	1.3	312	1.5	0	0.0	0	0.0	1	1.3	312	1.5
Austin	TX	0	0.0	0	0.0	1	1.0	195	0.9	1	1.0	195	0.9
Portland	OR	0	0.0	0	0.0	4	0.8	325	1.6	4	0.8	325	1.6
Cleveland	OH	0	0.0	0	0.0	2	0.6	187	0.9	2	0.6	187	0.9
Denver	CO	0	0.0	0	0.0	1	0.5	156	0.7	1	0.5	156	0.7
Total /Weighted Average		23	64.5	11,337	54.1	56	35.5	9,605	45.9	79	100.0	20,942	100.0

Piedmont Office Realty Trust, Inc.

Industry Diversification

As of December 31, 2011

Industry Diversification	Number of Tenants	Percentage of Total Tenants (%)	Annualized Lease Revenue ($’s in thousands)	Percentage of Annualized Lease Revenue (%)	Leased Square Footage (in thousands)	Percentage of Leased Square Footage (%)

Governmental Entity	8	1.9	$104,465	18.7	2,400	13.2
Depository Institutions	13	3.0	49,474	8.9	1,726	9.5
Business Services	63	14.5	39,582	7.1	1,393	7.7
Nondepository Credit Institutions	14	3.2	31,996	5.7	1,120	6.2
Petroleum Refining & Related Industries	1	0.2	31,863	5.7	776	4.3
Insurance Carriers	22	5.1	28,887	5.2	1,324	7.3
Engineering, Accounting, Research, Management & Related Services	29	6.7	22,654	4.1	703	3.9
Chemicals & Allied Products	9	2.1	18,465	3.3	563	3.1
Insurance Agents, Brokers & Services	9	2.1	18,330	3.3	604	3.3
Legal Services	10	2.3	18,252	3.3	609	3.3
Communications	34	7.8	17,991	3.2	610	3.4
Security & Commodity Brokers, Dealers, Exchanges & Services	24	5.5	16,838	3.0	607	3.3
Educational Services	9	2.1	15,534	2.8	434	2.4
Food & Kindred Products	6	1.4	15,070	2.7	428	2.4
Transportation Equipment	4	0.9	13,659	2.4	518	2.9
Other	179	41.2	114,843	20.6	4,309	23.8

Total	434	100.0	$557,903	100.0	18,124	100.0

Piedmont Office Realty Trust, Inc.

Property Investment Activity

As of December 31, 2011

Acquisitions

Property Name	Location	Acquisition Date	Percent Ownership (%)	Year Built	Purchase Price ($’s in thousands)	Rentable Square Footage (in thousands)	Percent Leased at Acquisition (%)

Suwanee Gateway One	Suwanee, GA	9/28/2010	100	2008	$7,875	142	0
Meridian Crossings	Richfield, MN	10/1/2010	100	1997-1998	65,611	384	96
1200 Enclave Parkway	Houston, TX	3/30/2011	100	1999	18,500	150	18
500 West Monroe Street (1)	Chicago, IL	3/31/2011	100	1991	227,500	962	67
The Dupree	Atlanta, GA	4/29/2011	100	1997	20,450	138	83
The Medici	Atlanta, GA	6/7/2011	100	2008	13,210	152	22
225 and 235 Presidential Way	Woburn, MA	9/13/2011	100	2000-2001	85,300	440	100
400 TownPark	Lake Mary, FL	11/10/2011	100	2008	23,865	176	19

					$462,311	2,544	65

Dispositions

Property Name	Location	Disposition Date	Percent Ownership (%)	Year Built	Sale Price ($’s in thousands)	Rentable Square Footage (in thousands)	Percent Leased at Disposition (%)

111 Sylvan Avenue	Englewood Cliffs, NJ	12/8/2010	100	1953-1967	$55,000	410	100
14400 Hertz Quail Springs Parkway	Oklahoma City, OK	10/15/2010	4	1997	5,300	57	100
360 Interlocken Boulevard	Broomfield, CO	6/2/2011	4	1996	9,150	52	100
Eastpointe Corporate Center	Issaquah, WA	7/1/2011	100	2001	32,000	156	19
47300 Kato Road	Fremont, CA	8/25/2011	78	1982	3,825	58	0
5000 Corporate Court	Holtsville, NY	8/31/2011	100	2000	39,250	264	82
35 West Wacker Drive (2)	Chicago, IL	12/15/2011	96.5	1989	401,000	1,118	100

					$545,525	2,115	89

(1) Investment in this property was converted from a structured finance investment to an owned real estate asset through a UCC foreclosure of an equity ownership interest on March 31, 2011. The purchase price presented equates to the book basis for the real estate assets comprising the property.

(2) Sale price and rentable square footage are gross figures and have not been adjusted for Piedmont’s ownership percentage.

Piedmont Office Realty Trust, Inc.

Value-Add Activity

As of December 31, 2011

Presented below are properties that were acquired employing a value-add strategy. Once a property acquired under a value-add strategy reaches 80% leased, it is deemed stabilized for the purposes of supplemental reporting and will be removed from the value-add classification.

Value-Add Properties

Property Name	Location	Acquisition Date	Percent Ownership (%)	Year Built	Purchase Price ($’s in thousands)	Rentable Square Footage (in thousands)	Current Percent Leased (%)	Percent Leased at Acquisition (%)

Suwanee Gateway One	Suwanee, GA	9/28/2010	100	2008	$7,875	142	0	0
1200 Enclave Parkway	Houston, TX	3/30/2011	100	1999	18,500	150	79	18
500 West Monroe Street (1)	Chicago, IL	3/31/2011	100	1991	227,500	962	68	67
The Medici	Atlanta, GA	6/7/2011	100	2008	13,210	152	30	22
400 TownPark	Lake Mary, FL	11/10/2011	100	2008	23,865	176	30	19

					$290,950	1,582	55	46

(1) Property was acquired through the foreclosure of an equity ownership interest. While 67% leased at acquisition, the asset had near-term lease expirations comprising approximately 50% of the building’s rentable square footage.

Piedmont Office Realty Trust, Inc.

Other Investments

As of December 31, 2011

Industrial Properties	Location	Percent Ownership (%)	Year Built		Real Estate Net Book Value ($’s in thousands)	Rentable Square Footage (in thousands)	Percent Leased (%)

112 Hidden Lake Circle	Duncan, SC	100	1987		$9,602	313.4	100
110 Hidden Lake Circle	Duncan, SC	100	1987		13,925	473.4	37

					$23,527	786.8	62

Unconsolidated Joint Venture Properties	Location	Percent Ownership (%)	Year Built	Piedmont Share of Real Estate Net Book Value ($’s in thousands)	Real Estate Net Book Value ($’s in thousands)	Rentable Square Footage (in thousands)	Percent Leased (%)

20/20 Building	Leawood, KS	57	1992	$2,602	$4,583	68.3	91
4685 Investment Drive	Troy, MI	55	2000	5,106	9,282	77.1	100
5301 Maryland Way	Brentwood, TN	55	1989	10,809	19,649	201.2	100
8560 Upland Drive	Parker, CO	72	2001	7,484	10,411	148.2	100
Two Park Center	Hoffman Estates, IL	72	1999	11,228	15,619	193.7	39

				$37,229	$59,544	688.5	82

Land Parcels	Location					Acres

Portland Land Parcels	Beaverton, OR					18.2
Enclave Parkway	Houston, TX					4.5
Durham Avenue	South Plainfield, NJ					8.9
State Highway 161	Irving, TX					4.5

						36.1

Piedmont Office Realty Trust, Inc.

Supplemental Definitions

Included in this section are management’s statements regarding certain non-GAAP financial measures provided in this supplemental report and reasons why management believes that these measures provide useful information to investors about the Company’s financial condition and results of operations. Reconciliations of these non-GAAP measures are included within pages 38-40.

Adjusted Funds From Operations (“AFFO”): AFFO is calculated by deducting from Core FFO non-incremental capital expenditures and adding back non-cash items including non-real estate depreciation, straight lined rents and fair value lease revenue, non-cash components of interest expense and compensation expense, and by making similar adjustments for unconsolidated partnerships and joint ventures. Although AFFO may not be comparable to that of other REITs, we believe it provides a meaningful indicator of our ability to fund cash needs and to make cash distributions to equity owners. AFFO is a non-GAAP financial measure and should not be viewed as an alternative measurement of our operating performance to net income, as an alternative to net cash flows from operating activities or as a measure of our liquidity.

Annualized Lease Revenue (“ALR”): ALR is calculated by multiplying (i) rental payments (defined as base rent plus operating expense reimbursements, if payable by the tenant on a monthly basis under the terms of a lease that have been executed, but excluding a) rental abatements and b) rental payments related to executed but not commenced leases for space that was covered by an existing lease), by (ii) 12. In instances in which contractual rents or operating expense reimbursements are collected on an annual, semi-annual, or quarterly basis, such amounts are multiplied by a factor of 1, 2, or 4, respectively, to calculate the annualized figure. For leases that have been executed but not commenced relating to un-leased space, ALR is calculated by multiplying (i) the monthly base rental payment (excluding abatements) plus any operating expense reimbursements for the initial month of the lease term, by (ii) 12. Unless stated otherwise, this measure excludes our industrial properties and unconsolidated joint venture interests.

Core EBITDA: Core EBITDA is defined as net income before interest, taxes, depreciation and amortization and incrementally removing any impairment losses, gains or losses from sales of property, or other extraordinary items. We do not include impairment losses in this measure because we feel these types of losses create volatility in our earnings and make it difficult to determine the earnings generated by our ongoing business. We believe Core EBITDA is a reasonable measure of our liquidity. Core EBITDA is a non-GAAP financial measure and should not be viewed as an alternative measurement of cash flows from operating activities or other GAAP basis liquidity measures. Other REITs may calculate Core EBITDA differently and our calculation should not be compared to that of other REITs.

Core Funds From Operations (“Core FFO”): We calculate Core FFO by starting with FFO, as defined by NAREIT, and adjusting for certain non-recurring items such as gains or losses on the early extinguishment of debt, acquisition-related costs and other extraordinary items. Such items create significant earnings volatility. We believe Core FFO provides a meaningful measure of our operating performance and more predictability regarding future earnings potential. Core FFO is a non-GAAP financial measure and should not be viewed as an alternative measurement of our operating performance to net income; therefore, it should not be compared to other REITs’ equivalent to Core FFO.

Core Net Operating Income (“Core NOI”): Core NOI is defined as real estate operating income with the add-back of corporate general and administrative expense, depreciation and amortization, and casualty and impairment losses and the deduction of income and expense associated with lease terminations and income associated with property management performed by Piedmont for other organizations. We present this measure on an accrual basis and a cash basis, which eliminates the effects of straight lined rents and fair value lease revenue. The company uses this measure to assess its operating results and believes it is important in assessing operating performance. Core NOI is a non-GAAP measure which does not have any standard meaning prescribed by GAAP and therefore may not be comparable to similar measures presented by other companies.

EBITDA: EBITDA is defined as net income before interest, taxes, depreciation and amortization. We believe EBITDA is an appropriate measure of our ability to incur and service debt. EBITDA should not be considered as an alternative to cash flows from operating activities, as a measure of our liquidity or as an alternative to net income as an indicator of our operating activities. Other REITs may calculate EBITDA differently and our calculation should not be compared to that of other REITs.

Funds From Operations (“FFO”): FFO is calculated in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition. NAREIT currently defines FFO as net income (computed in accordance with GAAP), excluding gains or losses from sales of property and impairment losses, adding back depreciation and amortization on real estate assets, and after the same adjustments for unconsolidated partnerships and joint ventures. These adjustments can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates. FFO may provide valuable comparisons of operating performance between periods and with other REITs. FFO is a non-GAAP financial measure and should not be viewed as an alternative measurement of our operating performance to net income. We believe that FFO is a beneficial indicator of the performance of an equity REIT. However, other REITs may not define FFO in accordance with the NAREIT definition, or may interpret the current NAREIT definition differently than we do; therefore, our computation of FFO may not be comparable to that of such other REITs.

Incremental Capital Expenditures: Incremental Capital Expenditures are defined as capital expenditures of a non-recurring nature that incrementally enhance the underlying assets’ income generating capacity. Tenant improvements, leasing commissions, building capital and deferred lease incentives (“Leasing Costs”) incurred to lease space that was vacant at acquisition, Leasing Costs for spaces vacant for greater than one year, Leasing Costs for spaces at newly acquired properties for which in-place leases expire shortly after acquisition, improvements associated with the expansion of a building and renovations that change the underlying classification of a building are included in this measure.

Piedmont Office Realty Trust, Inc.

Supplemental Definitions

NOI from Unconsolidated Joint Ventures: NOI from Unconsolidated Joint Ventures is defined as Core NOI attributable to our interests in eight properties owned through unconsolidated partnerships. We present this measure on an accrual basis and a cash basis, which eliminates the effects of straight lined rents and fair value lease revenue. NOI from Unconsolidated Joint Ventures is a non-GAAP measure and therefore may not be comparable to similarly defined data provided by other REITs.

Non-Incremental Capital Expenditures: Non-Incremental Capital Expenditures are defined as capital expenditures of a recurring nature related to tenant improvements and leasing commissions that do not incrementally enhance the underlying assets’ income generating capacity. We exclude first generation tenant improvements and leasing commissions from this measure, in addition to other capital expenditures that qualify as Incremental Capital Expenditures, as defined above.

Same Store Net Operating Income (“Same Store NOI”): Same Store NOI is calculated as the Core NOI attributable to the properties owned or placed in service during the entire span of the current and prior year reporting periods. Same Store NOI excludes amounts attributable to industrial properties and unconsolidated joint venture assets. We present this measure on an accrual basis and a cash basis, which eliminates the effects of straight lined rents and fair value lease revenue. We believe Same Store NOI is an important measure of comparison of our stabilized properties’ operating performance. Other REITs may calculate Same Store NOI differently and our calculation should not be compared to that of other REITs.

Same Store Properties: Same Store Properties is defined as properties owned or placed in service during the entire span of the current and prior year reporting periods. Same Store Properties excludes industrial properties and unconsolidated joint venture assets. We believe Same Store Properties is an important measure of comparison of our stabilized portfolio performance.

Piedmont Office Realty Trust, Inc.

Research Coverage

Paul E. Adornato, CFA	John W. Guinee, III	Brendan Maiorana
BMO Capital Markets	Stifel, Nicolaus & Company	Wells Fargo
3 Times Square, 26th Floor	One South Street	7 St. Paul Street
New York, NY 10036	16th Floor	MAC R1230-011
Phone: (212) 885-4170	Baltimore, MD 21202	Baltimore, MD 21202
	Phone: (443) 224-1307	Phone: (443) 263-6516

Paul Morgan	Anthony Paolone, CFA	David B. Rodgers, CFA
Morgan Stanley	JP Morgan	RBC Capital Markets
555 California Street, 21st Floor	277 Park Avenue	Arbor Court
San Francisco, CA 94104 Phone: (415) 576-2627	New York, NY 10172 Phone: (212) 622-6682	30575 Bainbridge Road, Suite 250
Solon, OH 44139
Phone: (440) 715-2647

Michael Knott, CFA	Stephen C. Swett
Green Street Advisors	Morgan Keegan & Co.
660 Newport Center Drive, Suite 800	535 Madison Avenue
Newport Beach, CA 92660	10th Floor
Phone: (949) 640-8780	New York, NY 10022
Phone: (212) 508-7585

Piedmont Office Realty Trust, Inc.

FFO, Core FFO, & AFFO Reconciliations

Unaudited (in thousands)

	Three Months Ended					Twelve Months Ended
	12/31/2011	9/30/2011	6/30/2011	3/31/2011	12/31/2010	12/31/2011	12/31/2010

Net income attributable to Piedmont	$119,020	$51,026	$21,027	$33,967	$28,700	$225,041	$120,379

Depreciation	27,287	28,102	27,879	27,154	26,821	110,421	105,107
Amortization	15,531	16,616	15,878	12,106	11,623	60,132	45,334
Impairment loss	-	-	-	-	-	-	9,640
(Gain) / loss on sale of properties	(95,901)	(26,826)	(45)	-	792	(122,773)	792
(Gain) / loss on consolidation of VIE	-	-	388	(1,920)	-	(1,532)	-

Funds from operations	65,937	68,918	65,127	71,307	67,936	271,289	281,252

Acquisition costs	372	285	716	(26)	242	1,347	600
(Gain) / loss on extinguishment of debt	(1,039)	-	-	-	-	(1,039)	-

Core funds from operations	65,270	69,203	65,843	71,281	68,178	271,597	281,852

Depreciation of non real estate assets	77	84	168	170	173	499	707
Stock-based and other non-cash compensation expense	1,730	1,111	896	968	1,223	4,705	3,681
Deferred financing cost amortization	649	879	1,060	607	608	3,195	2,608
Amortization of fair market adjustments on notes payable	-	471	942	-	-	1,413	-
Straight-line effects of lease revenue	(5,019)	(4,129)	(2,596)	2,237	(3,456)	(9,507)	(6,088)
Amortization of lease related intangibles	(2,215)	(1,817)	(1,670)	(1,362)	(1,331)	(7,065)	(5,793)
Income from amortization of discount on purchase of mezzanine loans	-	-	-	(484)	(473)	(484)	(2,405)
Acquisition costs	(372)	(285)	(716)	26	(242)	(1,347)	(600)

Non-incremental capital expenditures	(15,392)	(14,529)	(13,349)	(17,131)	(22,634)	(60,401)	(45,286)

Adjusted funds from operations	$44,728	$50,988	$50,578	$56,312	$42,046	$202,605	$228,676

Piedmont Office Realty Trust, Inc.

Same Store Net Operating Income (Cash Basis)

Unaudited (in thousands)

	Three Months Ended					Twelve Months Ended

	12/31/2011	9/30/2011	6/30/2011	3/31/2011	12/31/2010	12/31/2011	12/31/2010

Net income attributable to Piedmont	$119,020	$51,026	$21,027	$33,967	$28,700	$225,041	$120,379

Net income attributable to noncontrolling interest	91	135	121	123	122	468	531
Interest expense	17,457	17,804	19,313	17,174	17,378	71,749	72,761
Loss on extinguishment of debt	(1,039)	-	-	-	-	(1,039)	-
Depreciation	27,364	28,186	28,047	27,324	26,995	110,920	105,814
Amortization	15,531	16,616	15,878	12,106	11,623	60,132	45,334
Impairment loss	-	-	-	-	-	-	9,640
(Gain) / loss on sale of properties	(95,901)	(26,826)	(45)	-	792	(122,773)	792
(Gain) / loss on consolidation of VIE	-	-	388	(1,920)	-	(1,532)	-

Core EBITDA	82,523	86,941	84,729	88,774	85,610	342,966	355,251

General & administrative expenses	6,241	4,747	7,392	6,704	7,724	25,085	28,853
Management fee revenue	(281)	(110)	(363)	(830)	(948)	(1,584)	(3,212)
Interest and other income	357	74	253	(3,460)	(491)	(2,775)	(3,489)
Lease termination income	(319)	33	(1,347)	(3,404)	(2,589)	(5,038)	(7,794)
Lease termination expense - straight line rent & acquisition intangibles write-offs	185	260	43	436	461	924	1,338
Straight-line effects of lease revenue	(5,180)	(4,296)	(2,639)	1,972	(3,791)	(10,143)	(7,300)
Net effect of amortization of above/(below) market in-place lease intangibles	(2,239)	(1,911)	(1,670)	(1,534)	(1,457)	(7,354)	(5,919)

Core net operating income	81,287	85,738	86,398	88,658	84,519	342,081	357,728

Net operating income from:
Acquisitions	(4,855)	(3,400)	(3,399)	357	918	(11,298)	919
Dispositions	(5,134)	(6,415)	(6,418)	(6,340)	(7,341)	(24,306)	(33,973)
Industrial properties	(242)	(254)	(242)	(237)	(346)	(975)	(782)
Unconsolidated joint ventures	(1,013)	(818)	(696)	(658)	(1,165)	(3,185)	(4,835)

Same Store NOI	$70,043	$74,851	$75,643	$81,780	$76,585	$302,317	$319,057

Piedmont Office Realty Trust, Inc.

Unconsolidated Joint Venture NOI Reconciliation

Pro-rata (in thousands)

	Three Months Ended					Twelve Months Ended

	12/31/2011	9/30/2011	6/30/2011	3/31/2011	12/31/2010	12/31/2011	12/31/2010

Equity in Income of Unconsolidated JVs	$587	$485	$338	$209	$630	$1,619	$2,633

Interest expense	-	-	-	-	-	-	-

Depreciation	293	296	300	302	310	1,190	1,324

Amortization	33	33	33	30	101	130	403

Impairment loss	-	-	-	-	-	-	53

(Gain) / loss on sale of properties	-	(71)	(45)	-	(25)	(116)	(25)

Core EBITDA	913	743	626	541	1,016	2,823	4,388

General & administrative expenses	49	29	27	75	73	181	217

Interest and other income	-	(1)	-	-	-	(1)	-

Core net operating income (accrual basis)	962	771	653	616	1,089	3,003	4,605

Straight-line effects of lease revenue	51	47	43	42	77	182	235

Net effect of amortization of above/(below) market in-place lease intangibles	-	-	-	-	(1)	-	(5)

Core net operating income (cash basis)	$1,013	$818	$696	$658	$1,165	$3,185	$4,835

Piedmont Office Realty Trust, Inc.

Discontinued Operations

Unaudited (in thousands)

	Three Months Ended					Twelve Months Ended

	12/31/2011	9/30/2011	6/30/2011	3/31/2011	12/31/2010	12/31/2011	12/31/2010

Revenues:
Rental income	$6,208	$7,477	$8,586	$8,568	$9,704	$30,839	$40,159
Tenant reimbursements	4,264	3,565	5,321	5,416	6,302	18,566	20,348
Property management fee revenue	-	-	-	-	-	-	-
Other rental income	-	-	-	-	1,136	-	1,136

Total revenues	10,472	11,042	13,907	13,984	17,142	49,405	61,643

Operating expenses:
Property operating costs	4,353	3,403	6,164	6,144	7,161	20,064	21,798
Depreciation	-	1,516	1,686	1,710	1,673	4,912	7,215
Amortization	6	1,676	1,709	1,708	1,717	5,099	6,910
General and administrative	(13)	45	21	14	54	67	249

Total operating expenses	4,346	6,640	9,580	9,576	10,605	30,142	36,172

Interest expense	(1,278)	(1,568)	(1,551)	(1,534)	(1,578)	(5,931)	(6,274)
Interest and other income (expense)	-	16	(15)	-	-	1	3
Net income attributable to noncontrolling interest	(87)	(131)	(116)	(119)	(118)	(453)	(516)

Total other income (expense)	(1,365)	(1,683)	(1,682)	(1,653)	(1,696)	(6,383)	(6,787)

Operating income, excluding impairment loss and gain on sale	$4,761	$2,719	$2,645	$2,755	$4,841	$12,880	$18,684

Impairment loss	-	-	-	-	-	-	(9,587)
Gain / (loss) on sale of properties	95,901	26,756	-	-	(817)	122,657	(817)

Income from discontinued operations	$100,662	$29,475	$2,645	$2,755	$4,024	$135,537	$8,280

Piedmont Office Realty Trust, Inc.

Supplemental Operating & Financial Data

Risks, Uncertainties and Limitations

Certain statements contained in this supplemental package constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “continue” or similar words or phrases that are predictions of future events or trends and which do not relate solely to historical matters.

The following are some of the factors that could cause our actual results and expectations to differ materially from those described in our forward-looking statements: our ability to successfully identify and consummate suitable acquisitions; current adverse market and economic conditions; lease terminations or lease defaults, particularly by one of our large lead tenants; the impact of competition on our efforts to renew existing leases or re-let space; changes in the economies and other conditions of the office market in general and of the specific markets in which we operate; economic and regulatory changes; additional risks and costs associated with directly managing properties occupied by government tenants; adverse market and economic conditions and related impairments to our assets, including, but not limited to, receivables, real estate assets and other intangible assets; the success of our real estate strategies and investment objectives; availability of financing; costs of complying with governmental laws and regulations; uncertainties associated with environmental and other regulatory matters; our ability to continue to qualify as a REIT under the Internal Revenue Code; the impact of outstanding or potential litigation; and other factors detailed in our most recent Annual Report on Form 10-K and other documents we file with the Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this supplemental report. We cannot guarantee the accuracy of any such forward-looking statements contained in this supplemental report, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.